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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 10-A/2


                  GENERAL FORM FOR REGISTRATION OF SECURITIES
    PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 Struthers, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Nevada                                           57-1075246
-------------------------------                       --------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation  or organization)                        Identification No.)

1 Carriage Lane, Bldg. D, Suite G-E, Charleston, SC           29407
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code   843-763-1755
                                                  ------------------------------

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001
--------------------------------------------------------------------------------
                                (Title of class)

--------------------------------------------------------------------------------
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. BUSINESS

        Furnish the information required by Item 101 of Regulation S-K (ss229.101 of this chapter).

ITEM 2. FINANCIAL INFORMATION

        Furnish the information required by Items 301, 303 and 305 of Regulation S-K (ss ss229.301,229,303, and 229.305 of this chapter).

ITEM 3. PROPERTIES

        Furnish the information required by Item 102 of Regulation S-K (ss229.102 of this chapter).

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Furnish the information required by Item 403 of Regulation S-K (ss229.403 of this chapter).


ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

        Furnish the information required by Item 401 of Regulation S-K (ss229.401 of this chapter).


ITEM 6. EXECUTIVE COMPENSATION

        Furnish the information required by Item 402 of Regulation S-K (ss229.402 of this chapter).

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Furnish the information required by Item 404 of Regulation S-K (ss229.404 of this chapter).

ITEM 8. LEGAL PROCEEDINGS

        Furnish the information required by Item 103 of Regulation S-K (ss229.103 of this chapter).

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        Furnish the information required by Item 201 of Regulation S-K (ss229.201 of this chapter).

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

        Furnish the information required by Item 701 of Regulation S-K (ss229.701 of this chapter).

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        Furnish the information required by Item 202 of Regulation S-K (ss229.202 of this chapter). If the class of securities to be registered will trade in the form of American Depositary Receipts, furnish Item 202(f) disclosure for such American Depositary Receipts as well.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Furnish the information required by Item 702 of Regulation S-K (ss229.702 of this chapter).


ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

        Furnish all financial statements required by Regulation S-X and the supplementary financial information required by Item 302 of Regulation S-K (ss229.302 of this chapter).

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        Furnish the information required by Item 304 of Regulation S-K (ss229.304 of this chapter).

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

        (a) List separately all financial statements filed as part of the registration statement.

        (b) Furnish the exhibits required by Item 601 of Regulation S-K (ss229.601 of this chapter).


                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        STRUTHERS, INC.
                                        ---------------
                                         (Registrant)

Date: November 20, 2000                By:/s/ RICHARD S. LANE
      -----------------                   -------------------
                                         (Signature)*
                                        Richard S. Lane, Acting Secretary

*Print name and title of the signing officer under his signature.

                                ITEM 1. BUSINESS

Description of Business



         In August 1997, Ronald Struthers licensed his porcine embryo transfer technology to a company of which he was a controlling stockholder, Struthers International Research Corporation (SIRC). By June 1998 SIRC was dormant, with no operating capital, its only asset being the porcine embryo transfer technology. Thus, on June 12, 1998 Ronald Struthers and SIRC in contemplation of transferring the technology to Orbis Development, Inc. ("Orbis") agreed to terminate the license. On June 18, 1998, in simultaneous and related transactions, with the anticipation that having stock in a new enterprise (the "Registrant") would offer the stockholders of SIRC the opportunity to realize some value from their investments, Ronald Struthers, in consideration of a controlling stock position (51%), assigned the porcine embryo transfer technology to Orbis Development Inc. (a public company incorporated in Nevada in 1995 under the name Latitude Network Inc.) (Orbis); amended its Certificate of Incorporation to change its name to Struthers, Inc. (the "Registrant") and agreed to distribute ten shares of common stock of the Registrant to each of the shareholders of SIRC of record as of September 1, 1998 for each share of SIRC held by them.





         Failing in his attempts to fund operation of the Company on November 1, 1998, he appointed a new board of directors, turned over voting control and resigned as an officer and director. As a SIRC shareholder of record on September 1, 1998 he received 24,246,250 shares of the Registrant as part of the 10 for 1 share distribution made to all SIRC shareholders. He received no other consideration for his 51% equity position in the Company. New management opened an office in Charleston, South Carolina and proceeded with the business of building the Registrant into the Company as it exists today.




         Effective August 25, 1998 the Registrant's outstanding shares were reverse split 1000 for 1 and effective September 1,1998 forward split its shares on a 10 for 1 basis. On September 2, 1999 the Registrant's Certificate of Incorporation was further amended to authorize it to issue 900,000,000 shares of common stock par value $.001. In February 2000 the Registrant amended its Articles of Incorporation to increase the number of shares it is authorized to issue to 906,520,000 shares of which 900 million shares are common stock and 6,520,000 are preferred stock.


         The Registrant's business is the sale and marketing of products and services designed to increase reproductive efficiency, animal production and quality in the swine industry utilizing the technology and products it has developed. Principal sources of revenue are through the sale of gilts (young females that have not given birth to pigs), mature boars, barrows (castrated male hogs), semen, artificial insemination supplies, embryo transfer services, including embryo transfer equipment and training. Commencing in September 1998, the Registrant began developing a semen delivery system for use in artificial insemination which is now commercially available and a non-surgical porcine embryo transfer system which to date is not commercially available. Embryo transfer is the ability to remove an embryo from a genetically superior animal and introduce it into a surrogate host (mature recipient female). This has been done successfully, commercially in other large farm animals but has never been successfully commercialized in swine due to the intricate nature of the swine reproductive system.

         The advantages of embryo transfer are: (i) bloodlines are changed after only one generation, when compared to traditional means of introducing a new line of genetics through natural breeding or semen; (ii) no quarantine requirements compared with live animals; (iii) low incidence of disease transference, as embryos are "washed" in a proprietary solution to virtually remove any disease which may be present on the membrane of the embryos, when compared to natural or artificial insemination where disease may be transferred;
(iv) reduced transportation costs, when compared to live animal transfer because embryos are transferred in a special heated briefcase; (v) high fertilization rate, when compared to traditional artificial insemination techniques; and (vi) uses existing livestock - embryos are implanted in the farmers' existing sows, rather than risking the chance of disease transference through the introduction of new animals to the herd.

         Struthers was the first company to successfully achieve commercial viability of surgical embryo transfer in swine when, in 1998, the Company successfully transferred and implanted embryos into sows in Czechoslovakia, a procedure which had previously only been employed in a laboratory setting. Since then, the Company further developed its embryo transfer system, designing its own Mobile Operating Theatre - a specially designed self-contained trailer, towed behind a truck to the embryo transfer sites. This Mobile Operating Theatre has been used on numerous occasions with our own herds to improve our surgical procedures and to prove the safety and cost effectiveness of the technology. To date, there have been no known instances of disease transference or deaths resulting from the surgical embryo transfer procedures. Further, based on the experience gained from these transfers, the cost of the procedure is very favorable when compared to the alternative of purchasing a herd of genetically superior gilts (adolescent females).

         The Registrant has continued its product development to encompass the technologies of non-surgical embryo transfer and an advanced semen delivery system. In April 2000, the Company began experimenting with the Gourley Scope, a device originally designed for artificial insemination in sheep, modifying it for reproductive use with swine. The first trials involving non-surgical transfer of embryos utilizing the Gourley Scope were conducted on May 13, 2000. Subsequently, based upon the initial results, the Company acquired the rights to the device on June 1, 2000. Research has continued with the use of the Gourley Scope in non-surgical transfers and also in other applications such as artificial insemination using both fresh and frozen semen. To date, more than 1,000 procedures have been performed on swine using the Gourley Scope without adverse health consequences or a single death among the animals. With the recent birth of the first litter of swine resulting from non-surgically implanted embryos, announced on September 5, 2000, the Company's prospects for successful commercialization of the embryo transfer process in the swine industry has been advanced considerably. While product development continues, the Registrant believes the new technology will be well received by the swine industry, due to the added benefits of potential cost reductions and convenience offered by this new non-surgical embryo and semen implantation device. It is currently estimated that the first commercial applications of the non-surgical swine embryo implantation technology may generate revenues in the first quarter of 2001. It is premature to estimate the probable revenues or costs of such applications, since the scope of such activities is yet to be defined.


         The Registrant believes that swine industry demands for accelerated genetic advancement and selection will be met by the safe and cost effective Struthers embryo transfer system and the use of the Registrant's superior genetic line (breeding stock, semen). The Registrant believes that embryo transfer and genetic implantation will become the principal commercial vehicle of genetic sales and exchange in the swine industry as seen in other animal husbandry industries (i.e., cattle) and will lead to new and innovative breeding strategies for the direct selection of lean high quality pork. The Registrant believes by utilizing the combined benefits of Struthers superior genetic line and embryo transfer technology, profitability is increased while the risk of disease transmission is reduced.

         On November 2, 1999 the Registrant entered into an agreement with Legred Genetics, Inc., Legred Genetics and Brent Legred ("Legred") pursuant to which the Registrant purchased physical assets, including livestock, operating equipment and Legred's rights under an agreement with Norsvin International AS ("Norsvin"), an international developer and distributor of porcine genetic materials and technology ("Legred Assets"). The purchase price was determined based on management's knowledge of the industry and other studies conducted by management. The aggregate amount of the purchase price was $5,000,000, of which

$1,000,000 was paid in cash, 2,220,000 shares of common stock at closing valued at $250,000 and 6,660,000 shares of common stock valued at $750,000 due on January 1, 2000 (based on the fair value of the common stock as of the date of the agreement). The balance of $3,000,000 payable in the Registrant's common stock, the final number of which shares will be determined based on the market value of the Company's common shares at the dates payable as follows: $1,000,000 due May 2, 2000; $1,000,000 due November 2, 2000 and $1,000,000 due May 2, 2001.
The fair market value of the common shares the Registrant is required to issue to Legred is $4 million. Pursuant to the Agreement with Legred, to date (August 15, 2000), the Registrant has issued 10,467,302 shares valued at $2 million (based on the average trading price on the due dates issued). Additional shares valued at $1 million each are to be issued on or about November 2, 2000 and May 2, 2001. The cash portion of the consideration paid to Legred was satisfied by means of a cash payment of $100,000 on November 5, 1999 and a note payable in the amount of $900,000; which was subsequently paid in full on February 15, 2000.



         The Registrant was obligated under the purchase agreement with Legred to build and subsequently did build a boar stud unit and operating laboratory, the cost of which was approximately $450,000. In anticipation of the execution of the said agreement, the Registrant formed a wholly owned subsidiary which was incorporated in the State of Nevada on October 21, 1999 and called Legred Struthers Genetics, Inc. ("LSG"). All of the Legred Assets were transferred into LSG.


         One of the assets acquired from Legred Genetics, Inc. was Legred's rights under an agreement with Norsvin International AS (an unrelated third party). Under this agreement LSG has, among other things, the exclusive right to sell semen and animals produced from Norsvin swine genetics throughout the United States. Legred is obligated to pay a royalty equal to 4% of revenues derived from sale of progeny or semen produced from animals previously purchased from Norsvin. Royalties are payable to Norsvin on a semi-annual basis of which $1,683 and $8,121 was paid to Norsvin for the period from the date of the Legred acquisition through December 31, 1999 and for the six months ended June 30, 2000 respectively. The full text of the agreement with Norsvin has been attached as an exhibit to this registration statement and is incorporated herein by reference. As of December 31, 1999 and June 30, 2000 there are no material long-term or short-term purchase contracts or sales agreements pertaining to the sale or purchase of Norsvin genetics.

         LSG is currently able to supply seven superior lines of swine genetics developed from a genetic line over the previous 20 years by the Legred family and the addition of Norsvin breeding stock. All genetic sales (semen, live animal sales, and embryos) will occur through LSG. The Registrant has entered into written agreements with 11 independent Swineherd Farmers to provide breeding gilts and barrows to the Registrant for sale to the Registrant's customers. As of June 30, 2000 the herds consist of approximately 28,500 swine. Under the agreements, the Company has a first right of refusal to purchase any and all animals produced which the Registrant then resells to its customers at a profit. The agreements with these farmers are known as "Gilt Multiplier" agreements. Only quality offspring (principally gilts) are selected and purchased from the Swineherd Farmer for sale to the Company's customers, hence a "genetic premium" ranging from $20 to $52 is paid to the Swineherd Farmer. Because these contracts enable the Registrant to produce many more animals for sale to its customers than it could otherwise from its own herds alone, these agreements are termed "Multiplier Herd" agreements, since the Company has, in effect, "multiplied" its genetic capabilities. None of these swine are fed animal protein in their growth diet and great care is taken against the introduction of any harmful chemicals and unnecessary antibiotic products.

         On June 1, 2000, the Registrant purchased the assets of Elite Visions L.L.C. of Waukon, Iowa. The total purchase price which was based upon management studies was $2,154,445. The consideration paid was $22,000 in cash plus

$1,888,860 in common stock (2,303,488 shares issued on August 4, 2000 and valued at $.82 per share at the date of the agreement) and the assumption of certain liabilities in the amount of $243,585. The purchased assets include the physical assets (i.e., land and building, furniture and fixtures, and office equipment and computers) and the assignment of all rights to a patented item called the "Gourley Scope(Tm)" (Trademark applied for), an instrument used for non-surgical semen delivery in animal husbandry including swine. The scope employs the imaging technology of a 1 mm camera, transmitter, and light source, which allows the technician to view the reproductive system and deliver the semen or embryo to the appropriate area of the reproductive tract for maximum conception. In anticipation of the execution of the said agreement, the Registrant formed a wholly owned subsidiary that was incorporated in the State of Nevada on May 26, 2000 and called Elite Visions, Inc. ("Elite"). Elite constructed a meat distribution facility for the Registrant's Tender Prime(TM) line of meat products in Waukon, Iowa, which, was completed at a cost of approximately $50,000 in October 2000.



         On May 15, 2000, the Registrant purchased the assets of Muller A.I., L.L.C. of Sioux Falls, South Dakota, a company in the business of retail and wholesale of various goods and supplies utilized in the artificial insemination of farm animals. The total purchase price which was based upon studies by management was $252,857. The consideration paid was $131,290 in cash plus $100,000 of common stock (195,168 shares issued on August 4, 2000 and valued at $.51238 per share at the date of the agreement) and the assumption of $21,267 in liabilities. The assets included all furniture, fixtures and equipment as well as all supplies, materials and merchandise relating to and used in connection with such business, including its list of customers and other items of goodwill. The Registrant did not assume any of the liabilities of Muller A.I., L.L.C.
except for a customer deposit in the amount of $21,267. The Registrant formed a wholly owned subsidiary that was incorporated in the State of Nevada on May 26, 2000 and called Muller A.I., Inc. ("Muller").

Competition


         At present, the Registrant must compete with both national and international swine genetic companies that are vastly larger in scope and resources. The Company must also price many of its products and services at rates which are competitive to these larger competitors, even though the Registrant believes its products may be superior in quality. The Company uses its best efforts to differentiate itself from the competition principally through education of its customers as to the quality of its product and through better service to its customers. In addition, the Company provides a warranty, as described below. To date, to our knowledge, no one company alone supplies all of the services that the Registrant can and does supply, i.e., semen, gilts, boars, artificial insemination supplies, the reproductive technology of the semen delivery and embryo transfer systems, animal husbandry and facility design consultation and training. The Registrant warrants its product line to the extent that the customers may return unused defective products. The breeding animals also carry a guaranty from the Registrant that guarantees a percentage of the animals will breed. If a percentage of the animals do not conceive (fertilized), they are replaced at market price with no genetic premium paid by the client up to 10% of the animals purchased. For these reasons, the Registrant believes it can compete successfully in the market place for genetic products and swine.


There is no guarantee that Embryo Transfer Technology will become the "standard" for the swine industry nor that Struthers, Inc. will ultimately become the "market leader" either in revenues or technology. The Company therefore strives to continue to improve both its products and its visibility in the industry against competitors. Struthers, Inc. has attempted to protect itself through its patents and proprietary processes and techniques, and at the present time does not know of any other company actively pursuing the "niche" in the reproductive biotech marketplace it expects to occupy. It is similarly difficult to estimate the value to the industry or its customers upon the deployment of the Company's technology or of the costs which may be incurred in further product development, manufacture and marketing activities, due to the fact the Company's technology is unique and there is no previous product "track record" to compare to.

EFFECT OF GOVERNMENT REGULATIONS ON THE REGISTRANT'S BUSINESS


Currently, the Registrant must follow regulations and guidelines set by numerous departments of the United States Department of Agriculture (USDA) for policies and procedures pertaining to the raising of animals and the processing and distribution of meat products. The Registrant also is subject to regulations set forth by the Animal and Plant Health Inspection Service (APHIS) and the USDA in areas of agricultural biotechnology permitting, notification, animal quarantine issues and in Deregulation Biotechnology Permits. The Registrant must also report to APHIS, which is responsible for enforcing regulations governing the import and export of plants and animals within and outside the United States. The Registrant must comply with all regulations as they may apply concerning product labeling, animal health issues, product contamination, and the importation and exportation of animals, semen and embryos. To date the Registrant has complied with all of the above regulations and guidelines and is not aware of any violations of the items listed above. The Registrant is also aware that they may be subject to fines if any violations occur. With respect to slaughter practices, the Registrant utilizes only USDA inspected slaughter and packaging facilities to process and package their meat products.

The Registrant must also comply with regulations set forth by the Environmental Protection Agency (EPA) with respect to the containment and spreading of animal waste material and also chemical emissions and groundwater contamination issues. The Registrant has obtained the necessary permits for the proper disposal or spreading of animal waste products. To date, the Registrant is unaware of any violations with respect to the above matters.

The Registrant is a member of the International Embryo Transfer Society (IETS) (a self-regulating industry body). As such, the Registrant complies with protocols set forth by the IETS for the safe handling of animals, transportation of genetic material, surgical removal of embryos and the surgical and non-surgical implantation of embryos.

Distribution of Products, Services and Marketing by Subsidiaries


         Legred Struthers Genetics, Inc. (LSG)
                  Products


                           Semen - collected and processed at the boar stud facilities. Semen is sold on a yearly contract basis. The sales price of semen is dependent upon volume ordered.



                           Gilts (female prepubescent animal) - are sold from gilt multiplier farms (a producer hog farm contracted independently to raise our genetic lines of sows which produce offspring as breeding stock for sale by
                           LSG). LSG at present has contracts with 11 independent Swineherd Farmers who raise gilts and barrows for purchase and resale to its customers. The contracts are written on a "first right of refusal" basis such that the Company is generally not obligated to purchase any specified numbers of animals. Due to this arrangement, the Company has the flexibility to service any reasonably anticipated demand without the Capital outlay required to maintain the herd sizes, and, to ensure profit margins on the animals it sells to its customers. To date, the agreements are terminable and renegotiable on an annual basis.


                           Boars - Boars are sold on an individual basis from LSG breeding stock at prices ranging from $500.00 to $5,400.00 depending upon lineage and quality.


                  Customer Base


                           Gilt Multiplier Herds: The eleven gilt multiplier herds that have been contracted to produce and raise gilts for sale constitute a major source of supply of genetic material. The loss of two or more of these clients would result in a temporary reduction of breeding stock until additional agreements are entered into.

                           LSG is not dependent upon any one customer for sale of its swine, nor does any one customer account for ten percent or more of the Registrant's consolidated revenues and the loss of such customer would not have a material adverse effect on the Registrant and its subsidiaries taken as a whole.

                  Principal Markets


                           Gilts, boars and semen are primarily sold to hog producers for raising market hogs for slaughter; repopulating of herds lost to disease; completely changing genetic lines; or the population of new swine production facilities.

                  Marketing and Advertising


                           Brochures with genetic lines and price lists; reprints of articles from trade papers that feature LSG; and carcass data (detail analysis of meat quality provided by slaughter centers) are distributed via sales force at trade shows, industry events, and via mailings.


                  Professional Associations



                           Registrant is a member of the National Pork Producers Council (NPPC) and the International Embryo Transfer Society (IETS) and utilizes resources made available by these organizations (i.e., training, education, and research papers).


         Muller, A.I., Inc.

                  Products and Services


                           Wholesale and retail marketing of artificial insemination (AI) supplies, and equipment. Provides boar stud and breeding facility consulting services consisting of facility design, feeding and health maintenance, and AI training programs.


                  Principal Markets

                           Hog production facilities that use artificial insemination techniques.


                           Veterinarians, wholesale and retail outlets that use and sell animal husbandry products.

                  Marketing and Advertising

                           Direct visits and phone calls to present and potential customers.

                           Brochures and price lists distributed to potential customers and client base.

                           Attendance and displays at trade shows; print advertising in trade papers and magazines.

                  Customer Base

                           Muller A.I., Inc. is not dependent upon any one customer, nor does one customer constitute an amount equal to ten percent or more of the Registrant's consolidated revenues and the loss of such customer would not have a material adverse effect on the Registrant or its subsidiaries.

         Elite Visions, Inc.


                  Product Development

                           Gourley Scope(TM)


                           To date, the Gourley Scope(TM) is in the product development and testing phase, and thus, no pro forma projection of revenues has been made. The Registrant is continuing on the development of the Semen Delivery System and the Embryo Transfer System, incorporating the Gourley Scope (TM) in order to make implantation of swine embryos non-surgical.



                           Tender Prime(TM)

                           In the fourth quarter of 1999, the Registrant began to test market a line of high quality, value added pork products. The Registrant has completed the label design and trademark application of the Tender Prime(TM) name and logo. To date, Tender Prime(TM) is in the product development and testing phase, and thus, no pro forma projection of revenues has been made.

                           Trademarks

                  Currently pending with the U.S. Patent and Trademark Office are special intent to use applications for the following :

                  TENDERPRIME and TENDURPRIME: These trademarks will be used in connection with genetically bred swine, namely pigs and hogs, and meat products derived therefrom; and

                  GOURLEY SCOPE: This Trademark will be used in connection with the non-surgical embryo and semen transfer device. Patent issued in the United States, Australia and New Zealand. (Exhibits)


                  An "actual use" application has been filed with the U.S. Patent and Trademark Office for Tender Prime(TM) logo. The Tender Prime(TM) logo design comprises a shield with the name "Struthers Certified" across the top, a picture of a pig in the middle and a banner across bottom of the shield.


                  As the Registrant believes its embryo transfer system to be proprietary technology, it has not as of this date filed for trademark, word mark or U.S. Patent.

Employees


         The Registrant and its subsidiaries employ a total of 31 people. Six full-time employees are located in the Registrant's administrative offices in Charleston, South Carolina. There is one full-time employee and one part-time employee in the Registrant's research facility in Spencer, Iowa. In the Registrant's boar stud operations in Wells and Bricelyn, Minnesota there are eleven full-time employees and one part-time employee and one student employee. Elite Visions, Inc. has six full-time employees and two part-time employees in Waukon, Iowa. Muller, A.I., Inc. has two full-time employees in Sioux Falls, South Dakota. None of the employees are unionized.


                          ITEM 2. FINANCIAL INFORMATION


         Some of the statements contained in this Registration Statement deal with projections of revenues, net income (loss) and earnings (loss). These projections may prove to be inaccurate as they are statements of plans, objectives and expectations that are not statements of historical facts. You may identify such statements by the following words: "projected", "could generate revenues", "projected gross revenues", "projected to generate revenues" and similar expressions. Although we believe that expectations reflected in these forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activities, performance or achievements. You are cautioned not to place undue certainty on these or any other forward-looking statements.


Overview


         In 1999 the swine industry realized the lowest price for slaughter animals ($.08 lb.) in 40 years as per National Pork Product Council (NPPC) historical data. As a result of the reversal in prices, many producers either went out of business, quit the production of hogs or retained their breeding stock past the optimum breeding age. Accordingly, marketing and advertising for the sale of breeding stock was reduced. In anticipation of an increase of hog slaughter prices and an increase in the need for replacement breeding sows, Registrant proceeded to increase its breeding stock to meet this demand.

         The Company's current stud boar unit located in Bricelyn, Minnesota, with 206 Great Grand Parent boars that produce semen for sale, will be augmented by the addition of a new state-of-the-art stud boar facility also located in Bricelyn that will house 400 additional boars. Each boar produces 1,200 doses of semen per year with a retail price per dose of $7.00. At capacity, the facility can produce 480,000 doses of semen per year. The new facility was completed during September 2000 and became operational in October 2000. Semen sales for the two months from the date of acquisition of Legred through December 31, 1999 were $31,074. Semen sales for the first and second quarter of 2000 were $53,374 and $63,552, respectively.


         Gilt sales (prepubescent breeding sows) will be supplied through the Registrant's gilt multiplier system. The Registrant currently generates an average of 450 gilt sales per month with an average sales price of $195 per gilt. The Registrant currently has contracts with eleven gilt multiplier farms for the production of our superior genetic lines of gilts and barrows that will be available for sale through our subsidiary. Gilt sales for the two months from the date of acquisition of Legred through December 31, 1999 were $201,736. Gilt sales for the first and second quarter of 2000 were $259,360 and $221,225, respectively.

         Boar and barrow (prepubescent boars) sales are also made through the multiplier system or from the core genetic herd. Boar and barrow sales for the two months from the date of acquisition of Legred through December 31, 1999 were $59,758. Boar and barrow sales for the first and second quarter of 2000 were $95,090 and $101,830, respectively.

         The Registrant currently has the following two agreements for the sale of gilts and semen for the production of TenderPrime(TM) line of meat products. Andy Bakken Farms d/b/a A-B Duroc has been a customer of Legred Genetics, Inc. (see ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS), now Legred Struthers Genetics, Inc. (LSG) for four years and on February 2, 2000 Fairmont Finishers became a customer of LSG. Both customers purchase gilts and semen from the LSG Duroc line of animals. The LSG line of Duroc was chosen as the animal to be processed for the Tender Prime(TM) line of high end, value added meat products. The Registrant has agreements (referenced in the swine industry as "Alliances") both with A-B Duroc and Fairmont Finishers to supply animals for the Tender Prime (TM) line of products. The Registrant agreed to purchase A-B Duroc and Fairmont Finishers animals based on the price of the Iowa-Southern Minnesota Price Index (a pricing index commonly used at hog processing plants on live animals based on per 100 lb. weight live - example: 250 lb. live animal X $50 per 100 lb. weight = $125 for the animal) on the day of purchase plus a genetic bonus of $13 per animal for A-B Duroc animals and $10 per animal for Fairmont Finishers animals. Only animals that after visual inspection meet desired requirements of weight (240-250 lbs.), muscle definition (dependent upon experience of buyer), and good visual and documented general health status (no coughing, runny noses, physical injuries or defects, veterinarian records, etc.) are selected. The Alliance with A-B Duroc is pursuant to written agreement and the Alliance with Fairmont Finishers is oral. Both agreements are non-exclusive and are renewable upon negotiated terms.

         The Registrant currently has alliances with five swine producers for the rearing of our superior genetic line of hogs for market under Registrant's specific developed programs in order to fulfill the needs of identified meat packers. The Registrant will collect a percentage of the premiums paid by meat packers for hogs from our genetic line from both the Registrant's own herds and alliance herds. Current premiums paid by meat packers for our top quality hogs range from $9.00 to $22.00 per hog. Percentages paid to alliance hog producers vary on a per contract basis, but generally range between $4.00 and $5.00 per hog. The Registrant has identified several meat packers with needs for certain types of animals under the Registrant's developed protocols and programs. The Registrant continues to seek additional alliance herds to fulfill those identified needs and expects to significantly expand its herd size in future quarters. Market sales of hogs for the two months from the date of acquisition of Legred through December 31, 1999 were $19,895. Market sales of hogs for the first and second quarter of 2000 were $464,626 and $431,143, respectively. Included in those sales were sales of market hogs to a meat processor of $379,340 and $344,493 in the first and second quarter, respectively. The balance of the increase in sales of market hogs in the first and second quarter was attributed to sales of isoweaners(baby pigs recently weaned from their mothers).

         The Registrant has perfected the surgical Embryo Transfer System and is currently improving the procedure to include the non-surgical implantation of embryos. The Registrant anticipates including this technology into its overall marketing plans during the first quarter of 2001.

         The following are selected supplementary data and analysis of the results of operations for the three month and six month periods ended June 30, 2000 and 1999 and for the years ended December 31, 1999 and 1998:






                                                                                          (1)
                                     Three Months              Six Months              Year Ended
                                    Ended June 30,           Ended June 30,           December 31,
                                    ---------------         ----------------        -----------------
                                    2000       1999         2000        1999        1999         1998
                                    ----       ----         ----        ----        ----         ----
Operating Revenues:


Semen                            $  63,552  $   ---    $   116,926     $  ---     $  31,074    $ ---
Gilts                              221,225      ---        480,585        ---       201,736      ---
Boars and Barrows                  101,830      ---        196,920        ---        59,758      ---
Market Swine                       431,143      ---        895,769        ---        19,895      ---
Breeding Aides
  (AI Supplies)                     65,015      ---         70,837        ---        14,896      ---
Other Supplies                       4,761      ---         22,022        ---         5,692      ---
                                 ---------  -------    ----------      ------      --------    -----
Total Operating Revenues         $ 887,526  $   ---    $ 1,783,059      $ ---      $333,051    $ ---
                                 ---------  -------    ----------      ------      --------    -----


NET LOSS                         $(568,310) $(10,794)  $  (856,955)    $(10,794)  $(617,061) $(524,129)
-------------------------------------------------------------------------------------------------------

NET LOSS PER SHARE
 - BASIC AND DILUTED                 $(.00)    $(.00)        $(.00)       $(.00)      $(.00)     $(.00)
-------------------------------------------------------------------------------------------------------





                                  June 30,                  December 31,

                                   2000          1999           1999             1998
                                   ----          ----           ----             ----

BALANCE SHEET DATA:
Working Capital                $   772,892     $   ---      $(3,095,632)       $  2,278
Total Assets                   $12,192,274     $   ---      $ 5,329,291        $  2,278
Long Term Debt                 $    31,830     $   ---      $ 1,000,000        $    ---
Stockholders Equity            $ 8,015,519     $ (87,643)   $   572,474        $(85,365)





(1) Reflects operating results of the farm operations for the two months from the date of the Legred acquisition through December 31, 1999.




                There was no financial activity in 1997 or 1996.

Results of Operations


          Three and Six Months Ended June 30, 2000 and 1999 and for the Years Ended December 31, 1999 and 1998.

         The following table sets forth, for the periods indicated, the percentages of total revenues represented by certain items reflected in the Registrant's consolidated statements of operations.






                                                                                               (1)
                                        Three Months              Six Months                Year Ended
                                        Ended June 30,           Ended June 30,             December 31,
                                        --------------           --------------             ------------
                                      2000         1999         2000      1999           1999         1998
                                      ----         ----         ----      ----           ----         ----

Operating Revenues:

Semen                                  7.2%        ---%         6.6%      ---%           9.3%          ---%
Gilts                                 24.9%        ---%        27.0%      ---%          60.6%          ---%
Boars and Barrows                     11.5%        ---%        11.0%      ---%          17.9%          ---%
Market Swine                          48.6%        ---%        50.2%      ---%           6.0%          ---%
Breeding Aides
  (AI Supplies)                        7.3%        ---%         4.0%      ---%           4.5%          ---%
Other Supplies                          .5%        ---%         1.2%      ---%           1.7%          ---%
Total Operating Revenues             100.0%        ---%       100.0%      ---%         100.0%          ---%
Cost of Sales

   - Farm Operations                  63.5%        ---%        66.1%      ---%          50.9%          ---%
Gross Profit                          36.5%        ---%        33.9%      ---%          49.1%          ---%


Expenses:

Research and Development               8.2%        ---%         4.6%      ---%           3.0%          ---%
Marketing and Advertising              2.6%        ---%         2.8%      ---%           6.1%          ---%
General and Administrative            61.7%        ---%        44.9%      ---%         159.1%          ---%
Amortization
   and Depreciation                   32.1%        ---%        31.8%      ---%          60.9%          ---%
Total Expenses                       104.6%        ---%        84.1%      ---%         229.1%          ---%
Operating Loss                       (68.1%)       ---%       (50.2%)     ---%        (180.0%)         ---%
Other Income (Loss)                    4.1%        ---%         2.1%      ---%        (  4.9%)         ---%
Loss Before Income Taxes             (64.0%)       ---%       (48.1%)     ---%        (184.9%)         ---%
Income Taxes (Benefit)                 ---%        ---%         ---%      ---%            .3%          ---%
Net Loss                             (64.0%)       ---%       (48.1%)     ---%        (185.2%)         ---%







(1) Reflects operating results of the farm operations for the two months from the date of the Legred acquisition through December 31, 1999.

YEAR ENDED DECEMBER 31, 1999 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1998

REVENUES


         The Company generated revenues for the first time during the year 1999 as a result of the Legred acquisition. Total revenues for the year ended December 31, 1999 were $333,051. The Company had no revenues in 1998.

COST OF SALES - FARM OPERATIONS

         The cost of sales - farm operations for the year ended December 31, 1999 was $169,609 and represented 50.9% of total revenues. The Company had no cost of sales in 1998. Cost of sales consists of the cost of farm animals sold, freight, feed, supplies, veterinary fees and labor costs.


RESEARCH AND DEVELOPMENT COSTS


         The Company incurred $10,000 in research and development costs in 1999 as compared with $180,074 in 1998. The 1999 research and development costs were comprised primarily of lab expenses incurred since the Legred acquisition in November 1999. The research and development costs in 1998 represented purchased in-process Research and Development in connection with the acquisition of the embryo transfer technology from Struthers International Research Corporation(SIRC).



MARKETING AND ADVERTISING COSTS

         Marketing and advertising costs for the year ended December 31, 1999 were $20,242 and represented 6.1% of total revenues. The Company had no marketing and advertising costs in 1998.


GENERAL AND ADMINISTRATIVE COSTS


           General and administrative costs increased by $185,783 (54.0%) from $344,055 in 1998 to $529,838 in 1999. The increase in general and administrative costs was attributable to the Registrant's efforts in raising capital, restructuring its business activities, and seeking a merger candidate. The majority of the increase represents officers' wages of the parent corporation in the amount of $80,000 and outside consulting, legal and accounting costs in the amount of $93,683.


AMORTIZATION AND DEPRECIATION


           Amortization and depreciation was $202,946 for the year ended December 31, 1999 and was attributed primarily to the inclusion of the Legred Struthers Genetics, Inc. Subsidiary. The Company had no depreciation and amortization expense in 1998.

OTHER INCOME (LOSS)


         Other income (loss) for 1999 of ($16,344) represented the net investment loss for the year and included a $25,000 loss on a deposit to purchase a 20% equity interest in an unrelated party called Struthers Pedigree Herd Corporation. The parties could not reach an agreement on the final terms and the Company rescinded the transaction. $80,000 of the initial $105,000 deposit was returned in June 2000. The Company had no investment activity in 1998.

PROVISION FOR TAXES


         The Company has not had any taxable income since its inception and therefore has not incurred any income taxes. The Company has not recognized any deferred tax benefits in connection with net operating loss carryforwards and will not until such time as it is more likely than not that the related tax benefits will be realized.

SIX MONTHS ENDED JUNE 30, 2000 COMPARED WITH THE SIX MONTHS ENDED JUNE 30, 1999

REVENUES


         Revenues for the six months ended June 30, 2000 were $1,783,059. The Company had no revenues during the six months ended June 30, 1999 since the Company first began to generate revenues after the Legred acquisition in November, 1999.


COST OF SALES - FARM OPERATIONS


         The cost of sales - farm operations for the six months ended June 30, 2000 was $1,179,147 and represented 66.1% of total revenues. The Company had no cost of sales during the six months ended June 30, 1999.


RESEARCH AND DEVELOPMENT COSTS

         The Company incurred $82,106 in research and development costs, representing 4.6% of total revenues for the six months ended June 30, 2000. The Company did not incur any research and development costs during the six months ended June 30, 1999.


MARKETING AND ADVERTISING COSTS

           Marketing and advertising costs for the six months ended June 30, 2000 were $50,351 and represented 2.8% of total revenues. The Company had no marketing and advertising costs during the six months ended June 30, 1999.

GENERAL AND ADMINISTRATIVE COSTS

           General and administrative costs increased by $789,610 from $10,794 for the six months ended June 30, 1999 to $800,404 for the six months ended June 30, 2000. The increase in general and administrative costs was attributable to the Registrant's efforts in raising capital, restructuring its business activities, and registering its common stock. The Company was in the early stages of development during the first half of 1999 and had incurred minimal administrative costs.

AMORTIZATION AND DEPRECIATION


           Amortization and depreciation was $566,409 for the six months ended June 30, 2000 and was attributed primarily to the inclusion of Legred Struthers Genetics, Inc. Subsidiary. The Company had no depreciation and amortization for the six months ended June 30, 1999.



OTHER INCOME

           Other income for the six months ended June 30, 2000 was $38,403 and represented interest income on invested cash. The Company had no investment activity during the six months ended June 30, 1999.

PROVISION FOR TAXES


         The Company has not had any taxable income since its inception and therefore has not incurred any income taxes. The Company has not recognized any deferred tax benefits in connection with net operating loss carryforwards and will not until such time as it is more likely than not that the related tax benefits will be realized.

THREE MONTHS ENDED JUNE 30, 2000 AS COMPARED WITH THE THREE MONTHS ENDED MARCH 31, 2000 AND THE THREE MONTHS ENDED JUNE 30, 1999

REVENUES

         Revenues for the three months ended June 30, 2000 were $887,526 as compared with $895,533 for the three months ended March 31, 2000. The Company had no revenues during the three months ended June 30, 1999 since the Company first began to generate revenues after the Legred acquisition in November 1999.

COST OF SALES - FARM OPERATIONS


         The cost of sales - farm operations for the three months ended June 30, 2000 was $563,551 and represented 63.5% of total revenues as compared with $615,596 representing 68.7% of total revenues for the three months ended March 31, 2000. The decrease in the percentage of cost of sales in the second quarter was primarily due to a favorable mix in sales volume attributable to the lower cost of sales of gilts and isoweaners. The Company had no cost of sales during the three months ended June 30, 1999.


RESEARCH AND DEVELOPMENT COSTS


         The Company expended $73,474 in research and development costs representing 8.2% of total revenues for the three months ended June 30, 2000 as compared with $8,632 representing 1.0% of total revenues for the three months ended March 31, 2000. The increase in the second quarter was primarily attributable to the development of the Gourley Scope. The Company did not incur any research and development costs during the three months ended June 30, 1999.



MARKETING AND ADVERTISING COSTS

           Marketing and advertising costs for the three months ended June 30, 2000 were $23,006 and represented 2.6% of total revenues as compared with $27,345 representing 3.1% of total revenues for the three months ended March 31, 2000. The Company had no marketing and advertising costs during the three months ended June 30, 1999.


GENERAL AND ADMINISTRATIVE COSTS


           General and administrative costs were $547,293 representing 61.7% of total revenues for the three months ended June 30, 2000 as compared with $253,111 representing 28.3% of total revenues for the three months ended March 31, 2000. General and administrative costs increased by $294,182 (116.2%)in the second quarter. The increase in general and administrative costs was attributable to employee bonuses of $195,000 and employee relocation costs of $25,000. General and Administrative costs for the three months ended June 30, 1999 were $10,794. The increase in the quarter ended June 30, 2000 as compared with the quarter ended June 30, 1999 was primarily attributable to the Registrant's efforts in raising capital, restructuring its business activities, and registering its common stock.


AMORTIZATION AND DEPRECIATION


           Amortization and depreciation was $284,854 for the three months ended June 30, 2000 as compared with $281,555 for the three months ended March 31, 2000. The Company had no depreciation and amortization for the three months ended June 30, 1999. The amortization and depreciation are attributed primarily to the inclusion of Legred Struthers Genetics, Inc.


OTHER INCOME

         Other income for the three months ended June 30, 2000 was $36,342 as compared with $2,061 for the three months ended March 31, 2000 and represented interest income earned on invested cash. The increase in the second quarter was attributed to the cash proceeds received on the sale of preferred stock and invested in interest bearing accounts at June 30, 2000. The Company had no investment activity during the three months ended June 30, 1999.

PROVISION FOR TAXES


         The Company has not had any taxable income since its inception and, therefore has not incurred any income taxes. The Company has not recognized any deferred tax benefits in connection with net operating loss carryforwards and will not until such time as it is more likely than not that the related tax benefits will be realized.

LIQUIDITY AND CAPITAL RESOURCES



         The Registrant has financed its operations and met its capital requirements including the acquisition of Legred through the sales of equity securities during 1999. Legred has historically financed its farm operations and met its capital requirements primarily through cash flows from operations and short-term bank financing. Cash flows from operations was a negative $390,466 for the first year of operations in 1999. Cash flows from operations was a negative $867,799 for the six months ended June 30, 2000.



         The Company has an agreement, whereby it purchases boars from Norsvin International A.S. for breeding with the Company's sows. The Company derives revenue from the sales of the genetic offspring and from the sale of semen from the boars purchased from Norsvin. From this revenue, the Company has agreed to pay a royalty to Norsvin of 4%. The agreement is for an indefinite period with royalty payments due semi annually.

         The gross revenue recorded by the Company from the sale of offspring and semen directly attributable to Norsvin acquired boars amounted to $42,079 for the period from the date of the Legred acquisition through December 1999 and $203,022 for the six months ended June 30, 2000. These sales represented approximately 12.6% and 11.4% of the total consolidated revenue for those periods respectively. Of those sales the Company was obligated to pay a royalty to Norsvin International A.S. of 4% or approximately $1,683, and $8,121 respectively. While the Company expects the sales under this arrangement to increase in dollar volume, the Company expects the percentage contribution to total consolidated revenue to diminish in the future due to the development of its other product lines.


On May 15, 2000, the Registrant purchased the assets of Muller A.I., L.L.C. of Sioux Falls, South Dakota, a company in the business of retail and wholesale sale of various goods, supplies and services utilized in the artificial insemination of farm animals. The total purchase price which was based upon studies by management was $252,857. The consideration paid was $131,290 in cash plus $100,000 of common stock (195,168 shares issued on August 4, 2000 and valued at $.51238 per share at the date of the agreement) and the assumption of $21,267 in liabilities. The assets included all furniture, fixtures and equipment as well as all supplies, materials and merchandise relating to and used in connection with such business, including its list of customers and other items of goodwill. The Registrant did not assume any of the liabilities of Muller A.I., L.L.C. except for a customer deposit in the amount of $21,267. In September of 2000, the Company acquired the worldwide distribution rights to the "AutoPacker", a semen processing machine at a cost of $10,000.


On June 1, 2000, the Registrant purchased the assets of Elite Visions L.L.C. of Waukon, Iowa. The total purchase price which was based upon management studies was $2,154,445. The consideration paid was $22,000 in cash plus $1,888,860 in common stock (2,303,488 shares issued on August 4, 2000 and valued at $.82 per share at the date of the agreement) and the assumption of certain liabilities in the amount of $243,585. The purchased assets include the physical assets (i.e., land and building, furniture and fixtures, and office equipment and computers) and the assignment of all rights to a patented (trademark applied for) item called the "Gourley Scope(TM)", an instrument used for non-surgical semen delivery in animal husbandry including swine.




Cash used in investing activities was $243,052 in 1999. The Registrant purchased $138,052 in Property and Equipment and $105,000 was invested in Struthers Pedigree Herd Corp. Cash used in investing activities was $1,103,903 for the six months ended June 30, 2000. $1,093,903 of cash was used to purchase equipment (including cash used in the acquisition of Elite Visions, Inc. and Muller A. I.) and in construction of the new boar stud facility and $80,000 was received on the return of the deposit on an investment in the Struthers Pedigree Herd Corp.


         Cash provided by financing activities was $832,400 including $932,400 in net proceeds from common stock offerings during 1999. $100,000 was repaid on the note payable to Brent Legred in connection with the acquisition. The net cash provided by financing activities for the six months ended June 30, 2000 was $5,599,787. The Company received net proceeds on preferred stock offerings of $6,500,000 and paid $900,000 on the notes payable to Brent Legred during the six months ended June 30, 2000.


         At December 31, 1999, the Registrant had a deficiency in working capital of $345,632 including a short-term note payable of $900,000 and excluding short-term stock obligations payable in common stock in connection with the Legred acquisition of $2,750,000. The Registrant's primary source of liquidity at December 31, 1999 was $201,160 in cash, $112,649 in accounts receivable, and $260,000 in inventories of animals available for sale. At December 31, 1999, the Registrant was committed under the Legred agreement to the construction of a stud boar facility in the amount of $450,000.


           As of June 30, 2000, the Registrant had net working capital of $4,761,782 exclusive of stock obligations payable in common stock of $3,988,890 in connection with the Legred, Elite Visions and Muller A. I. acquisitions. The Company's primary source of liquidity at June 30, 2000 was $3,909,245 in cash, $305,715 in accounts receivable and $610,066 in inventories of animals available for sale.


         In February, 2000, the Registrant offered 1,500,000 shares of its Class A Convertible Preferred Stock at $1.00 per share. The Registrant received $1,500,000 in net proceeds from the sale of these equity securities. The proceeds were used to repay the $900,000 note payable to Brent Legred in connection with the acquisition. The note provided for 3 equal installments of $300,000 each due in 6 month intervals from the date of acquisition, unless a successful public stock offering was completed, in which case the note would be paid in full to the extent of 50% of the proceeds of the offering. The note was secured by the assets purchased and was non-interest bearing. The $900,000 was paid in full in February 2000. The balance of the proceeds were used as follows:
$200,000 towards construction of the stud boar facility, and the balance for working capital.

           In March, 2000, the Registrant offered 5,000,000 shares of its Class B Convertible Preferred Stock at $1.00 per share. The Registrant received $5,000,000 in net proceeds from the sale of these equity securities. The proceeds are to be used primarily for the construction of additional breeding facilities and working capital needs.



           The Registrant may in the future pursue additional acquisitions of businesses, products and technologies, or enter into joint venture arrangements, that could complement or expand the Registrant's business. Any material acquisition or joint venture could result in a decrease to the Registrant's working capital, depending on the amount, timing and nature of the consideration to be paid. The Company has not completed any negotiations for any significant acquisitions, joint ventures or mergers at the present time which has not been disclosed.

           The Company does not have any material commitments for capital expenditures during the next 12 months other than those disclosed herein. The Registrant believes that existing cash and cash equivalent balances as of June 30, 2000 and the potential cash flow from operations will satisfy the Registrant's working capital and capital expenditure requirements for at least the next 12 months. The Registrant may consider various alternatives for obtaining additional equity or debt financing should the need occur. Any material acquisitions of complementary businesses, products, services or technologies could require the Registrant to obtain such financing. There can be no guarantee that such financing will be available on acceptable terms, if at all.




                               ITEM 3. PROPERTIES

Description of Properties


         The Registrant maintains its executive offices in approximately 2,200 sq. ft. of space in Charleston, South Carolina pursuant to a lease which expired May 31, 2000 and which was renewed for three years at a monthly rental of $1,456.38 for the first year, $1,485.50 for the second year and $1,515.50 for the third year. The lease was cancelled effective December 12, 2000.

         The Company entered into a lease for new office space for 2,170 sq. ft. of space at $2,984 per month for a 5 year period commencing November 1, 2000. The lease contains an annual escalator clause of 4% of the prior years base rent.


         The Registrant has a field office containing approximately 1,500 sq. ft. located in Wells, Minnesota in a building owned by Legred Struthers Genetics, Inc. The property was purchased on January 21, 2000 for $50,000 and is subject to a $40,000 first mortgage. The Registrant has an approximately 22,000 sq. ft. facility housing boar stud semen collection and embryo transfer operating rooms and an administrative office. It is located on 40 acres of leased land at $1 per year for 99 years located in Bricelyn, Minnesota. Also in Bricelyn, Minnesota is a 175 boar stud unit facility containing approximately 5,000 sq. ft. under a month to month lease at a rental of $1,000 per month.



           The Registrant has leased two gestation barns, one 1,800 sq. ft. and the other 2,400 sq. ft. in Spencer, Iowa consisting of approximately 4 acres that is used as a research facility under a month to month lease at a monthly rental of $500.

                                     ITEM 4.
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning the beneficial ownership of the Registrant's stock by each Director, by all Directors and Officers as a group and by each person known to the Registrant to be the beneficial owner of more than 5% of the outstanding shares of the Registrant's stock as of October 9, 2000. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to the shares which he beneficially owns.







                              AMOUNT OF SHARES    PERCENTAGE         AMOUNT OF SHARES           PERCENTAGE
                              OF COMMON STOCK     OF COMMON       OF CLASS B PREFERRED STOCK    OF CLASS B
                             BENEFICIALLY OWNED    STOCK              BENEFICIALLY OWNED        PREFERRED
NAME AND ADDRESS OF
BENEFICIAL OWNER



Douglas W. Beatty
President and Director
1 Carriage Lane
Bldg. D, Suite G-E                  6,883,000         1.85%
Charleston, SC 29407


Rhett C. Seabrook
Secretary and Director
1 Carriage Lane

Bldg. D, Suite G-E                  6,983,000         1.85%
Charleston, SC 29407


Bertram K. Remley
Chief Financial Officer
1 Carriage Lane

Bldg. D, Suite G-E                    495,400          .13%              154,000                  2.37%
Charleston, SC 29407


Brent Legred
President of Operations of
Legred Struthers Genetics, Inc.

3500 490 Avenue                     9,467,302(1)      2.54%
Bricelyn, Minnesota 56014


All Directors and Officers as

a group (4 persons)                23,828,702         6.40%              154,000           2.37%




(1) Mr. Legred is entitled to receive additional shares in accordance with the terms of a November 22, 1999 agreement with Registrant (see ITEM 1. BUSINESS) as follows: on November 2, 2000, shares valued at $1 million and on May 2, 2001, shares valued at $1 million based on the then market value.

  ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

         The Directors and Executive Officers of the Registrant are as follows:

                  NAME                 AGE          POSITION
                  ----                 ---          --------

         Douglas W. Beatty              41           President and Director

         Rhett C. Seabrook              38           Secretary and Director

         Bertram K. Remley              55           Chief Financial Officer

         Brent Legred                   37           President of Operations
                                                     of Legred Struthers
                                                     Genetics, Inc.






         The following information summarizes the business experience during at least the past five years of each officer:

           Douglas W. Beatty, President, November, 1998 to date, overseeing the day by day operations of the Registrant, including the development of product commercialization and reproductive technology. In 1991 to November, 1998, was President of Winners's Circle, Inc., a Charleston, South Carolina, based seminar and training production company. Hired and trained sales staff to promote celebrity speakers and perform training programs in corporations throughout the country. In addition, developed marketing plans for corporations launching new innovative products. Running day to day operations of company programs and business. His educational background includes B.S. in biology, vertebrate physiology from Trent University and B.S. (Hon.) in chemotherapy/laboratory biology from University of Toronto, certified surgical embryo transfer techniques, University of Missouri.


         Rhett W. Seabrook, Secretary, November, 1998 to date, responsible for sales and marketing of Registrant's porcine reproductive biotechnology and genetics. September, 1997 to November, 1998, Senior Vice President and co-founder of Future Financial, a debt consolidation service, located in Charleston, South Carolina, handling sales, marketing, advertising and product development. 1996 to 1997 Associate Manager/co-Owner of Fric's-N-Frac's retail store in Charlotte, North Carolina, establishing marketing, development and promotional events. 1995 to 1996 Assistant Sales Manager Rhodes Furniture, Charlotte, North Carolina, directed sales and service and provided sales staff training and motivation. 1991 to 1995 Beverage Director at The Club of Seabrook Island, Seabrook Island, South Carolina. Managed lounges and banquet operations, including facility event planning. Mr. Seabrook attended the College of Charleston, South Carolina.

         Bertram K. Remley, Chief Financial Officer, May, 2000 to date, responsible for financial operations, human resources and general administration. From 1980 to May, 2000 operated his own accounting firm representing businesses in a broad spectrum of enterprises, including, among other things, a vertically integrated meat processor (from feedlot to meat wholesaler), nationally recognized wholesale meat distributors and hotel and restaurant chains. From 1976 to 1979 was employed by Main Hurdman, a national accounting firm (subsequently merged into Peat Marwick), and from 1974 to 1976 was employed by the firm of Pannell Kerr Forster, a national accounting firm, for which two companies he conducted or supervised audits of both public and non-public entities. His educational background includes a BA Degree in Business Administration - Accounting from California State University at Fullerton and in 1979 received his CPA certificate from the State of California.

         Brent Legred, President of Operations, Legred Struthers Genetics, Inc., February 15, 2000 to present, responsible for sales and marketing of the seven superior genetic lines of swine, continual genetic development, and all day-to-day operations associated with Legred Struthers Genetics, Inc., January 1, 1995 to February 14, 2000, President/Founder of Legred Swine Genetics, and President/CEO of Legred Swine Genetics/Norsvin Inc. responsible for the sales and marketing of swine genetics including the Norsvin genetic line of superior swine and all day-to-day operations of both companies. Received a B.S. degree in Business and Finance from the University of Minnesota in 1984.




                         ITEM 6. EXECUTIVE COMPENSATION


                                                                 RESTRICTED

NAME AND                      FISCAL                             STOCK
PRINCIPAL POSITION            YEAR             SALARY            AWARDS(8)
------------------            ----             ------           --------

Douglas W. Beatty             1999             $48,000

President and Director(1)(6)  1998               ---            7,123,000(4)


Rhett C. Seabrook             1999             $48,000

Secretary and Director(1)(6)  1998               ---            7,123,000(4)

Bertram K. Remley (2)(7)      1999               -0-                -0-


Brent Legred                  1999             $75,000(3)           -0-
President of Operations       1998              75,000(3)
of Legred Struthers
Genetics, Inc. (5)(7)





     (1) As of March 1, 2000 Mr. Beatty's and Mr. Seabrook's annual salary is $75,000.

     (2)  As of May 2000 Mr. Remley's annual salary is $60,000.

     (3) Mr. Legred did not receive any compensation during the fiscal year ended December 31, 1999. An annual salary of $75,000 was imputed and reflected in the statement of operations and a contribution to capital. As of February 15, 2000 his annual salary is $75,000 pursuant to a written contract.


     (4) These shares were granted by the board of directors as compensation for past services on December 1, 1998. A total of 7,623,000 shares of common stock were awarded to each of these officers with a fair value on the date of grant of $.01 per share and the Company recognized compensation expense of $76,230 for each of the officers in 1998. 4,123,000 shares were issued in 1998, 1,000,000 shares were issued in 1999 and the remaining 2,500,000 shares were issued in 2000.


     (5) Mr. Legred is entitled to receive additional shares in accordance with the terms of a November 22, 1999 agreement with Registrant (see ITEM
          1. BUSINESS) as follows: on November 2, 2000, shares valued at $1 million and on May 2, 2001, shares valued at $1 million based on the then market value.


     (6) Douglas Beatty and Rhett Seabrook have identical employment agreements. Each is for a term of 42 months commencing July 1, 2000 with a salary of $75,000 through June 30, 2000 and increasing every six month period thereafter by $25,000 with the last period being July 1, 2003 through December 31, 2003 at a salary rate of $250,000.

     (7) Mr. Remley's employment agreement is for a term of 36 months commencing May 1, 2000 at an annual salary of $60,000. Brent Legred's employment agreement is for a term of 36 months commencing February 15, 2000 at an annual salary of $75,000.

     (8) An additional 5,123,000 shares were awarded in 1998 to a former officer of the Company in connection with the December 1, 1998 stock award for compensation for services rendered in 1998.






         All of the officers and directors are reimbursed for out-of-pocket expenses incurred in connection with the Registrant's business. So long as the expenses incurred in connection with the Registrant's business are reasonable in amount and accounted for to the satisfaction of the Board of Directors, there is no set limitation on the amount of expenses which may be incurred.

         The Registrant has written employment contracts with Douglas W. Beatty, Rhett W. Seabrook, Bertram K. Remley and Brent Legred. No other officer of the Registrant has a written employment contract with the Registrant. At the present time the Registrant has no retirement, pension, profit sharing, stock option plan or other similar programs for the benefit of its employees. There are currently no outstanding options, warrants or rights granted to any director or officer of the Registrant except that Brent Legred is entitled to certain shares pursuant to a written agreement with the Registrant (Item 7 below).

             ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On November 2, 1999 the Registrant entered into an agreement with Legred Genetics, Inc., Legred Genetics and Brent Legred ("Legred") pursuant to which the Registrant purchased physical assets, including livestock, operating equipment and Legred's rights under agreements with third parties (including one with Norsvin International AS ("Norsvin"), an international developer and distributor of porcine genetic materials and technology) ("Legred Assets"). There was no prior affiliation between Registrant and Legred. Pursuant to the agreement the Registrant paid Legred the sum of $1 million and shares of the Registrant's Common Stock, the final number of which shares will be determined based on the market value of the Company's common shares at the dates payable as follows: $250,000 due at closing; $750,000 due January 1, 2000; $1,000,000 due
May 2, 2000; $1,000,000 due November 2, 2000 and $1,000,000 due May 2, 2001. The
Registrant was obligated under this agreement to and did build a boar stud unit and operating laboratory, the cost of which was approximately $450,000. In anticipation of the execution of the said agreement, the Registrant formed a wholly owned subsidiary which was incorporated in the State of Nevada on October 21, 1999 and called Legred Struthers Genetics, Inc. All of the Legred Assets were transferred into the subsidiary. Further and pursuant to the agreement Legred became President of Operations of Legred Struthers Genetics, Inc. at an annual salary of $75,000.


         With the exception of the foregoing, there are no transactions with management nor business relationships or transactions with promoters which are required to be reported under this item. There is no indebtedness owed by management to the Registrant.

                            ITEM 8. LEGAL PROCEEDINGS

         The Registrant is not a party to any material pending lawsuits, nor have any been threatened and to the best of its knowledge, none are contemplated. No such proceedings are known by the Registrant to be contemplated by any governmental authority.

              ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

         The Common Stock commenced trading on the OTC Bulletin Board on June 16, 1998 under the symbol "STRU". The following table sets forth, for the fiscal periods indicated, the high and low bid prices of a share of Common Stock as reported by the OTC Bulletin Board for periods on and subsequent to June 16, 1998. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


                                     High              Low
                                     ----              ---
Fiscal Year 1998
         3rd quarter                  6.37              .09
         4th quarter                   .06              .01

Fiscal Year 1999
         1st quarter                   .03              .01
         2nd quarter                   .60              .01
         3rd quarter                   .28              .09
         4th quarter                   .52              .07

Fiscal Year 2000

         1st quarter                  1.66              .27
         2nd quarter                  1.09              .44




           There are no restrictions that currently materially limit the Registrant's ability to pay dividends or that the Registrant believes are likely to limit materially the future payments of dividends. The Registrant has not paid any dividends to date. For the foreseeable future it is anticipated that earnings which may be generated from operations of the Registrant will be used to finance the growth of the Registrant. Therefore, it is not expected that cash dividends will be paid to stockholders.

As of October 9, 2000 there were approximately 1,603 holders of record of the Common Stock.


                ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

         Since its inception in June, 1998, Registrant has made the following sales of unregistered securities, all of which sales were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to Section 3(b) thereof or as otherwise indicated herein.



         On October 10, 1995, the Company was initially capitalized by the issuance of 25,000,000 shares (250,050 shares after giving retroactive effect to the August 25, 1998 reverse split and the September 1, 1998 forward split) to stockholders in exchange for organization expenses paid personally by the shareholders. The Company recorded the organization costs as an expense during 1995, with a corresponding increase to stockholders' equity for $25,000 (25,000,000 shares at $.001 par value).

         On August 25, 1998, the Board of Directors approved a 1 for 1,000 share reverse stock split in which the shareholders received 1 share for every 1,000 shares previously held. The Company recorded the transaction as a reduction of the par value of the common stock outstanding and a corresponding increase to additional paid-in capital. The effects of the reverse split have been given retroactive treatment in the financial statements.

         On August 31, 1998, the Company issued 13,500,000 shares (135,000,000 shares after giving retroactive effect to the September 1, 1998 forward split) to outside consultants as compensation for services rendered to the Company. The services rendered consisted of legal and investment advisory services. The shares were valued at $.01 per share equivalent to the fair value of the services rendered of $135,000 and were recorded by the Company as an expense with a corresponding increase to stockholders' equity.

         On September 1, 1998, the Board of Directors approved a 10 for 1 forward stock split in which the shareholders received 10 shares for every 1 share previously held. The Company recorded the transaction as an increase to the par value of the common stock outstanding and a corresponding decrease to additional paid-in capital. The effects of the forward split have been given retroactive treatment in the financial statements.

         On September 1, 1998, the Company issued 180,073,570 to the shareholders of Struthers International Research Inc., (SIRC), in connection with the acquisition of the Embryo Transfer Technology. The shares were valued at $.001 per share equivalent to the fair value of the in-process research and development of $180,074 and were recorded by the Company as research and development expense with a corresponding increase to stockholders' equity.

         In November 1998, the Registrant offered for sale 22 million shares of Common Stock in 176,000 units at $5 per unit (each unit consisting of 125 shares for a total of 22 million shares at $.04 per share). The Company received oversubscriptions for 1,310,000 shares and the Board of Directors approved the oversubscription. In 1999, the Company sold and issued 23,310,000 shares of common stock for a total of $932,400. The proceeds of this offering (no sales commissions were paid) less sales expenses of the offering were applied to market development, commercialization of the embryo transfer technology and working capital. The shares were sold to a total of 147 investors, none of whom were affiliated with the Registrant.


           The Registrant believes that such issue and sale was exempt from registration pursuant to Section 3(b) of the Act and/or Rule 504 under Regulation D promulgated thereunder.



         On December 1, 1998, the Board of Directors awarded 20,369,000 shares of common stock to employees as compensation for services previously rendered during 1998 to the Company. On December 31, 1998, the Company issued 12,369,000 shares to employees with the balance of the 8,000,000 shares to be issued as follows: 3,000,000 shares by July 1, 1999 and 5,000,000 shares by July 1, 2000. This was done to ease the tax burden on the employees. The shares awarded were valued at the market value of $.01 per share on the date of grant and were recorded by the Company as compensation expense in the amount of $203,690 with a corresponding increase to stockholders' equity of $123,690 and compensation payable of $80,000 at December 31, 1998.

         On May 25, 1999 the Company issued 3,000,000 shares to employees in connection with the December 1, 1998 stock award. The shares were valued at the market value of $.01 per share at the date of grant and were recorded by the Company as a reduction of $30,000 to compensation payable with a corresponding increase to stockholders' equity.

         On May 25, 1999 the Company issued 100,000 shares to an outside consultant as compensation for services rendered to the Company during 1999. The services rendered consisted of website design and computer network consultation. The shares were valued at the market value of $.10 per share and were recorded by the Company as an expense in the amount of $10,000 with a corresponding increase to stockholders' equity.

         On May 25, 1999 the Company issued 400,000 shares to an unrelated entity as a charitable contribution. The shares were valued at the market value of $.10 per share and were recorded by the Company as an expense in the amount of $40,000 with a corresponding increase to stockholders' equity.

         On November 9, 1999 the Company issued 2,220,000 shares to Brent Legred in connection with the acquisition of Legred Genetics, Inc. and Brent Legred, a sole proprietorship for the farming operations. The shares were valued at the market value of $.1126 per share and were recorded by the Company as a reduction to the stock obligations payable with a corresponding increase to stockholders' equity in the amount of $250,000.

         On January 27, 2000 the Company issued 6,660,000 shares to Brent Legred in connection with the acquisition of Legred Genetics, Inc. and Brent Legred, a sole proprietorship for the farming operations. The shares were valued at the market value of $.1126 per share and were recorded by the Company as a reduction to the stock obligations payable with a corresponding increase to stockholders' equity in the amount of $750,000.


         In February 2000, Registrant sold 1,500,000 shares of Class A Convertible Preferred Stock ("Class A Stock") to an accredited investor not affiliated with the Registrant, at a price of $1 per share. Each share of Class A Stock is convertible at the option of the holder into fully paid and nonassessable shares of Common Stock as follows: commencing on the first day of the sixth month following the issuance of Class A Stock ("Conversion Period") and on the first day of each sixth month period thereafter, for a total of six Conversion Periods, one-sixth (1/6) of the shares of Class A Stock held may be converted by each holder thereof. The amount of common shares into which the Class A Stock shall be converted at each Conversion Period shall be as follows: at each of the six Conversion Periods the amount of Class A Stock shares which may be converted shall be divided by the average market value between the bid and ask price of the Registrant's shares during the ten day trading period immediately preceding the date of such Conversion Period, but not more than $.40, and the resultant figure multiplied by three (i.e., each share of Class A Stock is convertible into 7.5 shares of Common Stock). The proceeds of this offering (no sales commissions were paid), less sales expenses of the offering, were applied to the purchase of the Legred Assets (see Item 7), construction of a boar stud facility and working capital.

           The Registrant believes that such issue and sale was exempt from registration pursuant to Section 3(b) and or 4(2) of the Act or under Regulation D promulgated thereunder.

         In March 2000, Registrant offered and by April 30, 2000 sold 5,000,000 shares of Class B Convertible Preferred Stock ("Class B Stock") to 91 accredited investors and one non-accredited investor, none of whom were affiliated with the Registrant, at a price of $1 per share. Each share of Class B Stock is convertible at the option of the holder into fully paid and non-assessable shares of Common Stock as follows: commencing on the first day of the sixth month following the issuance of Class B Stock ("Conversion Period") and on the first day of each sixth month period thereafter, for a total of six Conversion Periods, one-sixth (1/6) of the shares of Class B Stock held may be converted by each holder thereof. The amount of common shares into which the Class B Stock shall be converted at each Conversion Period shall be as follows: at each of the six Conversion Periods the amount of Class B Stock shares which may be converted shall be divided by the average market value between the bid and ask price of the Registrant's shares during the ten day trading period immediately preceding the date of such Conversion Period, but not more than $.40, and the resultant figure multiplied by three ( i.e., each share of Class B Stock is convertible into 7.5 shares of Common Stock). The proceeds of this offering (no sales commissions were paid), less sales expenses of the offering, will be applied to expansion of physical facilities, equipment, research and development, acquisitions and working capital needs.


           The Registrant believes that such issue and sale was exempt from registration pursuant to Section 3(b) and/or 4(2) of the Act or under Regulation D promulgated thereunder.

     On May 17, 2000 the Company issued 1,587,302 shares to Brent Legred in connection with the acquisition of Legred Genetics, Inc. and Brent Legred, a sole proprietorship for the farming operations. The shares were valued at the market value of $.63 per share and were recorded by the Company as a reduction to the stock obligations payable with a corresponding increase to stockholders' equity in the amount of $1,000,000.

         On June 30, 2000 the Company issued 5,000,000 shares to employees in connection with the December 1, 1998 stock award. The shares were valued at the market value at the date of grant and were recorded by the Company as a reduction to compensation payable in the amount of $50,000 with a corresponding increase to stockholders equity.


         The Registrant believes that all of the above sales or other issuances of such securities were exempt from registration pursuant to Section 3(b) and/or 4(2) of the Act or under Regulation D and/or Regulation S and/or by rules 504, 701 and 904 promulgated by the Securities and Exchange Commission pursuant to the Securities Act.

        ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED


         The Registrant is authorized to issue 900,000,000 shares of Common Stock, par value $.001, of which 372,127,921 shares are issued and outstanding as of October 9, 2000. Each outstanding share is entitled to one vote in all matters. Subject to the preferential rights of the Preferred stock (if any), holders of Common Stock have equal rights to dividends as and when they may be declared by the Board of Directors, out of any funds of the Registrant legally available for the payment of such dividends. Upon any liquidation, dissolution or winding up of the Registrant, whether voluntary or involuntary, the remaining net assets of the Registrant shall, after payment in full of the liquidation preference of any Preferred Stock, be distributed pro rata to the holders of the Common Stock and the Preferred Stock on an "as if converted" basis. The Common Stock does not have any preemptive rights and is fully paid and nonassessible when issued.


         The Registrant is authorized to issue 6,520,000 shares of Preferred Stock, par value $.001, of which 1,500,000 shares are designated as Class A Convertible Preferred Stock ("Class A Stock"), 5,000,000 shares of which are designated as Class B Convertible Preferred Stock ("Class B Stock"), 10,000 shares of which are designated as Class C Preferred Stock ("Class C Stock") and 10,000 shares of which are designated as Class D Preferred Stock ("Class D Stock"). All of the Preferred shares are issued and outstanding.

         Each share of the Class A Stock and Class B Stock carries a number of votes equal to the number of shares of Common Stock then issuable upon its conversion into Common Stock. The Class A Stock and Class B Stock will vote together with the Common Stock and not as separate class, except as set forth in the following five paragraphs.

         In no instance shall Class A and Class B shareholders be entitled to vote for directors of the Registrant or on any sale, stock issuance or the like with a combined vote of more than 49%. In the event of a vote of shareholders with respect to any of the instances set forth in the following two paragraphs, the Class C Stock shall have a number of votes equivalent to 51% of all shares having voting rights and entitled to vote on such matters.

         The consent of the holders of a majority of each of the outstanding Class A Stock, Class B Stock and the holders of all of the outstanding Class C Stock and Class D Stock shall be required for (i) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Class A Stock, Class B Stock, Class C Stock and Class D Stock; (ii) any action that authorizes, creates or issues shares of any class of stock having preferences superior to or on a parity with the Class A Stock, Class B Stock, Class C Stock and Class D Stock; (iii) any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with a preference of the Class A Stock, Class B Stock, Class C Stock and Class D Stock; and (iv) any amendment of the Registrant's Articles of Incorporation that adversely affects the rights of the Class A Stock, Class B Stock, Class C Stock and Class D Stock.

         The consent of the holders of all of the outstanding Class C Stock and Class D Stock shall be required for (i) any merger or consolidation of the Registrant with one or more other corporations and or entities in which the shareholders of the Registrant immediately prior to such merger or consolidation hold majority of the voting power of the Registrant and immediately after such merger or consolidation would hold stock representing less than a majority of the voting power of the outstanding stock of the surviving corporation; (ii) the sale of all or substantially all the Registrant's assets; (iii) the liquidation or dissolution of the Registrant; (iv) the declaration or payment of any dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock); or (v) any action which the holders of the Class C Stock and Class D Stock believe to be contrary to the best interests of the Registrant.

         The shares of Class D Stock, as a unit, shall have the right, at the option of the holders thereof, their designees, assignees, heirs and/or legal representatives, to purchase on the first day of January and on the first day of July of each year shares of Common Stock aggregating in number 2 1/2% annually of the issued and outstanding stock of the Registrant. For this purpose, the number of issued and outstanding shares shall be fixed at a maximum of 100 million shares or the then outstanding stock, whichever is less, and a minimum of 50 million shares or the then outstanding shares, whichever is greater. The purchase price shall be equal to 10% of the average of the bid and ask price of the Registrant's shares during the ten day trading period immediately preceding the first day of January and July of each year.

         In the event of any liquidation, dissolution or winding up of the Registrant, a merger or consolidation of the Registrant, in which its shareholders do not retain a majority of the voting power in the surviving corporation, or a sale of all or substantially all of the Registrant's assets, the holders of the Class A Stock will be entitled to receive an amount equal to the original purchase price per share for the Class A Stock plus an amount equal to all declared but unpaid dividends thereon (the "Preference Amount"). After the full liquidation preference on all outstanding shares of the Class A Stock has been paid, then thereafter the holders of the Class B Stock will be entitled to receive an amount equal to the original purchase price per share for the Class B Stock plus an amount equal to all declared but unpaid dividends thereon. After the full liquidation preference on all outstanding shares of the Class B Stock has been paid, any remaining funds and assets of the Registrant legally available for distribution to shareholders will be distributed pro rata among the holders of the Preferred Stock and the Common Stock on an "as-if-converted" basis. If the Registrant has insufficient assets to permit payment of the Preference Amount in full to any class of Preferred Stock shareholders, then the assets of the Registrant will distributed ratably to the holders of that class of Preferred Stock in proportion to the Preference Amount each such holder would otherwise be entitled to receive.

          Registrant's Common Stock falls within the definition of a `penny stock' under Securities and Exchange Commission rule (Rule 3a51-1) that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell Registrant's securities and also may affect the ability of purchasers of Registrant's stock to sell their shares in the secondary market and may result in fewer broker-dealers willing to make a market.

               ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Nevada law enables a corporation to indemnify any director and officer who is made a party to any suit or proceeding, whether civil, criminal, administrative or investigative brought against such person by having acted in its capacity as such director or officer providing such director or officer had acted in good faith and in a manner reasonably believed to be in the best interest of the corporation and with respect to any criminal action, where such director or officer had no reasonable cause to believe its conduct was unlawful.

            The Registrant's By-Laws include the following language:

"Each director and officer of this corporation shall be indemnified by the corporation against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty."

              ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         The financial statements and supplementary data for the Registrant are set forth in Item 15 hereof beginning on page F-1.

            ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         The Registrant has no disagreements with any accountants on accounting and financial disclosures to report under this item, nor has it ever had any disagreements.

                   ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

STRUTHERS, INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA


TABLE OF CONTENTS
-------------------------------------------------------------------------------


Independent Auditors' Report                                            F-2

Consolidated Balance Sheets at December 31, 1999 and 1998               F-3

Consolidated Statements of Changes in Stockholders' Equity for the
  Years Ended December 31, 1999 and 1998                             F-4 to F-5

Consolidated Statements of Operations for the Years Ended
  December 31, 1999 and 1998                                            F-6

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1999 and 1998                                         F-7 to F-8

Notes to the Consolidated Financial Statements                       F-9 to F-19

Pro Forma Consolidated Financial Statements                         F-20 to F-25

Unaudited Interim Financial Statements as of
  June 30, 2000 and 1999                                            F-26 to F-34

Combined Financial Statements of Legred Genetics, Inc. and
  Brent Legred                                                      F-35 to F-43


Financial Statements of Elite Visions, LLC                          F-44 to F-52

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
  and Shareholders
Struthers, Inc. and Subsidiary
Charleston, South Carolina


         We have audited the accompanying consolidated balance sheets of Struthers, Inc. and Subsidiary as of December 31, 1999 and 1998 and the related consolidated statements of changes in stockholders' equity, operations and cash flows for the years ended December 31, 1999 and 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Struthers, Inc. and Subsidiary as of December 31, 1999 and 1998 and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

         As discussed in Note M, the financial statements have been restated to give effect to adjustments made in recording certain equity transactions in 1998 and 1999, to record a valuation allowance against deferred tax assets and to revise the estimated useful life of the goodwill and customer lists acquired in the Legred acquisition.






Rotenberg & Company, LLP
Rochester, New York
  March 17, 2000

(except Note M, dated  October 12, 2000)



STRUTHERS INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA




CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
                                                      (RESTATED)     (RESTATED)
December 31,                                             1999           1998
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS



Cash and Cash Equivalents                           $   201,160     $     2,278
Accounts Receivable                                     112,649            --
Deposit                                                  80,000            --
Inventory                                               260,000            --
Prepaid Expenses                                          7,376            --

--------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                    661,185           2,278

PROPERTY AND EQUIPMENT -
NET OF ACCUMULATED DEPRECIATION                       2,408,906            --


Intangible Assets -
Net of Accumulated Amortization                       2,259,200            --

--------------------------------------------------------------------------------


TOTAL ASSETS                                        $ 5,329,291     $     2,278

--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable                                    $    56,817     $     7,643
Compensation Payable - Stock Grants                      50,000          80,000
Note Payable- Legred Acquisition                        900,000            --
Stock Payable- Legred Acquisition                     2,750,000            --
--------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                             3,756,817          87,643

Long-Term Portion of Stock Payable-
Legred Acquisition                                    1,000,000            --
--------------------------------------------------------------------------------

TOTAL LIABILITIES                                     4,756,817          87,643
--------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common Stock - $.001 Par; 900,000,000
     Shares Authorized; 356,722,690 and
     327,692,620 Shares Issued and
     Outstanding at December 31, 1999

     and  1998, Respectively                            356,723         327,693


Convertible Preferred Stock- $.001 Par;
     6,500,000 Shares Authorized                           --              --
Additional Paid-in Capital                            1,381,941         136,071

Deficit                                              (1,166,190)       (549,129)

--------------------------------------------------------------------------------


TOTAL STOCKHOLDERS' EQUITY                              572,474         (85,365)

--------------------------------------------------------------------------------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 5,329,291     $     2,278

--------------------------------------------------------------------------------

Preferred Stock - $.001 Par;
     20,000 Sharex Authorized
--------------------------------------------------------------------------------





    The accompanying notes are an integral part of this financial statement.



STRUTHERS INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA



CONSOLIDATED STATEMENT OF CHANGES IN  STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------

                                                                                          Additional                Total
                                                   Common Stock          Preferred Stock    Paid-In               Stockholders'
                                              Shares(1)   Par Value   Shares  Par Value    Capital    Deficit       Equity

-----------------------------------------------------------------------------------------------------------------------------------



BEGINNING BALANCE - JANUARY 1, 1995              --     $      --     --   $--     $      --     $      --      $      --

Initial Capitalization -
Organization Expenses

Paid by Shareholders                          250,050          250    --    --          24,750          --           25,000
Net Loss - 1995                                  --            --     --    --            --         (25,000)       (25,000)

---------------------------------------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 1995                   250,050   $      250    --   $--     $    24,750   $   (25,000)   $      --
Net Loss - 1996                                  --            --     --    --            --            --             --
Net Loss - 1997                                  --            --     --    --            --            --             --

---------------------------------------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 1997                   250,050   $      250    --   $--     $    24,750   $   (25,000)   $      --



Shares Issued to Consultants
   for Services Rendered
   at Par $.001                           135,000,000       135,000   --    --            --            --          135,000



Shares Issued in Connection
  with Acquisition of Embryo
  Transfer  Technology at par $.001       180,073,570       180,074   --    --            --            --          180,074
Shares Issued to Employees
  for Compensation for Services at $.01    12,369,000        12,369   --    --         111,321          --          123,690
Net Loss - 1998--Restated                        --            --     --    --            --        (524,129)      (524,129)
---------------------------------------------------------------------------------------------------------------------------
BALANCE - DECEMBER 31, 1998--Restated     327,692,620   $   327,693   --   $--     $   136,071   $  (549,129)   $   (85,365)
---------------------------------------------------------------------------------------------------------------------------



    The accompanying notes are an integral part of this financial statement.






(1) The share and per share amounts have been restated to give retroactive effect to a 1 for 1,000 share reverse stock split on August 25, 1998 and a 10 for 1 share forward stock split on September 1, 1998.


------------------------------------------------------------------------------------------------------------------------------------

                                                                                          Additional                Total
                                                   Common Stock          Preferred Stock    Paid-In               Stockholders'
                                              Shares(1)   Par Value   Shares  Par Value    Capital    Deficit       Equity

-----------------------------------------------------------------------------------------------------------------------------------


BALANCE - DECEMBER 31, 1998                327,692,620     $327,693         --      $  --     $ 136,071    $ (549,129)  $ (85,365)

Issuance of Common Stock
   for Cash at $.04 per Share               23,310,000       23,310         --         --       909,090          --        932,400

Issuance of Common Stock in
   Connection with Legred Acquisition        2,220,000        2,220         --         --       247,780          --        250,000

Capital Contributed in Form of Services             --           --         --         --        12,500          --         12,500

Shares Issued to Employees
   - Previously Granted Shares               3,000,000        3,000         --         --        27,000          --         30,000
Shares Issued to Consultants
     for Services Rendered                     100,000          100         --         --         9,900          --         10,000
Shares Issued - Charitable Contribution        400,000          400         --         --        39,600          --         40,000


Net Loss - 1999--Restated                         --             --         --         --            --      (617,061)   (617,061)


----------------------------------------------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 1999--Restated      356,722,620    $ 356,723         --      $  --    $1,381,941   $(1,166,190)   $ 572,474


Issuance of Common Stock in Connection
  with Legred Acquisition:
      At $.1126 per Share                    6,660,000        6,660         --         --       743,340             --     750,000
      At $.6300 per Share                    1,587,302        1,587         --         --       998,413             --   1,000,000
Shares Issued to Employees
    - Previously Granted Shares              5,000,000        5,000         --         --        45,000             --      50,000
Issuance of Preferred Stock
     For Cash at $1.00 per Share                    --           --  6,500,000      6,500     6,493,500             --   6,500,000
Net Loss - Six Months Ended

     June 30, 2000 (Unaudited)                      --           --         --         --            --      (856,955)   (856,955)

----------------------------------------------------------------------------------------------------------------------------------

BALANCE - JUNE 30, 2000 (UNAUDITED)        369,969,922    $ 369,970  6,500,000   $  6,500    $9,662,194   $(2,023,145) $8,015,519


----------------------------------------------------------------------------------------------------------------------------------







The accompanying notes are an integral part of this financial statement.



STRUTHERS INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA




CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
                                               (Restated)        (Restated)

For the Years Ended December 31,                  1999         1998     1997

--------------------------------------------------------------------------------

REVENUE



Sales                                         $  327,359      $    --   $ --
Other Income                                       5,692           --     --

--------------------------------------------------------------------------------

TOTAL REVENUE

                                                 333,051           --     --


COSTS AND EXPENSES

Farm Operations                                  169,609           --     --

--------------------------------------------------------------------------------


GROSS PROFIT                                     163,442           --     --

--------------------------------------------------------------------------------

EXPENSES

Research and Development                          10,000      180,074     --
Marketing and Advertising                         20,242           --     --
General and Administrative                       529,838      344.055     --
Amortization and Depreciation                    202,946           --     --

--------------------------------------------------------------------------------


TOTAL EXPENSES                                   763,026      524,129     --

--------------------------------------------------------------------------------


LOSS BEFORE OTHER INCOME AND (EXPENSES)        (599,584)    (524,129)     --

--------------------------------------------------------------------------------

OTHER INCOME AND (EXPENSES)

Interest                                           8,656          --     --
Loss on Investment                              (25,000)          --     --

--------------------------------------------------------------------------------


TOTAL OTHER INCOME AND (EXPENSES)               (16,344)          --     --

--------------------------------------------------------------------------------


LOSS BEFORE PROVISION FOR INCOME TAXES         (615,928)    (524,129)    --

Income Taxes (Benefit)                            1,133           --     --

--------------------------------------------------------------------------------


NET LOSS                                    $  (617,061)    (524,129)    --

--------------------------------------------------------------------------------


WEIGHTED AVERAGE NUMBER OF COMMON SHARES
     OUTSTANDING                           342,207,620   316,354,380   250,056

--------------------------------------------------------------------------------


LOSS PER COMMON SHARE - BASIC AND DILUTED     $   (0.00) $   (0.00)   $ --

--------------------------------------------------------------------------------






    The accompanying notes are an integral part of this financial statement




STRUTHERS INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA




CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
                                                  (Restated)      (Restated)

For the Years Ended December 31,                    1999         1998     1997

--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES


NET LOSS                                          $(617,061)   $(524,129)   $--
ADJUSTMENTS TO RECONCILE NET LOSS TO

  NET CASH FLOWS FROM OPERATING ACTIVITIES:

Amortization and Depreciation                       202,946         --       --
Employee Compensation - Grant of Common
     Stock                                             --        123,690     --
 Compensation of Consultants in Common Stock         10,000      135,000     --
 Acquired In-Process Research & Development
     Costs for Common Stock                            --        180,074     --
Charitable Contribution of Common Stock              40,000         --       --
Loss on Investment                                   25,000         --       --
Capital Contribution - Services Rendered             12,500         --       --
CHANGES IN ASSETS AND LIABILITIES:

Accounts Receivable                                (110,649)        --       --


Prepaid Expenses                                     (2,376)        --       --
Accounts Payable                                     49,174        7,643     --
Compensation Payable - Stock Grants                    --         80,000     --

--------------------------------------------------------------------------------


NET CASH FLOWS FROM OPERATING ACTIVITIES           (390,466)       2,278     --

--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of Property and Equipment                 (138,052)        --       --
Purchase of Investments                            (105,000)        --       --

--------------------------------------------------------------------------------


NET CASH FLOWS FROM INVESTING ACTIVITIES           (243,052)        --       --

--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from Issuance of Common Stock              932,400         --       --
Legred Acquisition                                 (100,000)        --       --

--------------------------------------------------------------------------------


NET CASH FLOWS FROM FINANCING ACTIVITIES            832,400         --       --

--------------------------------------------------------------------------------


Net Increase in Cash and Cash Equivalents           198,882        2,278     --

Cash and Cash Equivalents - Beginning of Year         2,278         --       --

--------------------------------------------------------------------------------


CASH AND CASH EQUIVALENTS - END OF YEAR           $ 201,160    $   2,278    $--

--------------------------------------------------------------------------------





    The accompanying notes are an integral part of this financial statement




STRUTHERS INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA




CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
--------------------------------------------------------------------------------


For the Year Ended December 31,                       1999
--------------------------------------------------------------------------------

ACQUISITION OF SUBSIDIARY IN EXCHANGE
     FOR CASH AND STOCK
ASSETS ACQUIRED:



Inventory                                          $ 260,000
Breeding Animals                                   2,160,000
Capitalized Land Lease                             1,200,000
Goodwill                                             800,000
Customer List                                        304,000
Real Estate                                          200,000
Property And Equipment                                69,000
Contracts                                              5,000
Accounts Receivable                                    2,000
-------------------------------------------------------------
                                                   5,000,000

LIABILITIES INCURRED:
Stock Payable                                    (3,750,000)
Note Payable                                       (900,000)
-------------------------------------------------------------

CASH PAID AND STOCK ISSUED                         $ 350,000
-------------------------------------------------------------




    The accompanying notes are an integral part of this financial statement

STRUTHERS, INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


NOTE A -   THE COMPANIES
           In August 1997, Ronald Struthers licensed his porcine embryo transfer technology to a company of which he was a controlling stockholder, Struthers International Research Corporation (SIRC). By June 1998 SIRC was dormant, with no operating capital, its only asset being the porcine embryo transfer technology. Thus, on June 12, 1998 Ronald Struthers and SIRC in contemplation of transferring the technology to Orbis Development, Inc. ("Orbis") agreed to terminate the license. On June 18, 1998, in simultaneous and related transactions, with the anticipation that having stock in a new enterprise (the "Registrant") would offer the stockholders of SIRC the opportunity to realize some value from their investments, Ronald Struthers, in consideration of a controlling stock position (51%), assigned the porcine embryo transfer technology to Orbis Development Inc. (a public company incorporated in Nevada in 1995 under the name Latitude Network Inc.) (Orbis); amended its Certificate of Incorporation to change its name to Struthers, Inc. (the "Registrant") and agreed to distribute ten shares of common stock of the Registrant to each of the shareholders of SIRC of record as of September 1, 1998 for each share of SIRC held by them.

           Effective August 25,1998 the outstanding shares of Orbis were reverse split 1000 for 1 and effective September 1 1998 forward split on a 10 for 1 basis. The Company amended its Articles of Incorporation to change its name to Struthers, Inc. and increase the number of shares it was authorized to issue from 50 million shares to 100 million shares. The Company further amended its Articles of Incorporation on September 22, 1998 to authorize it to issue 900 million shares of its common stock. In February 2000 the Company again amended its Articles of Incorporation to increase the number of shares it was authorized to issue to 906,520,000 shares of which 900 million are Common Stock and 6,520,000 shares are Preferred Stock.

           On November 2, 1999, the Company entered into an agreement with Legred Genetics, Inc., Legred Genetics and Brent Legred ("Legred") pursuant to which the Company purchased all of the tangible and intangible assets, including livestock, machinery and equipment, and Legred's rights under agreements with third parties (including one with Norsvin International AS, an international developer and distributor of porcine genetic materials and technology). Pursuant to the agreement, the Company was required to pay Legred the sum of $1 million in cash and $4 million worth of common shares of the Company, which the final number of shares will be determined by the market value of the Company's shares on the dates issued. The Company was obligated under this agreement and began construction of a boar stud unit and operating laboratory, the final cost of which was approximately $450,000. As of December 31, 1999, construction was in progess and the Company had expended $88,390 in connection therewith. The boar stud facility owned by Legred Struthers Genetics, Inc. was completed in September 2000 and became operational in October 2000. In anticipation of the execution of the agreements in connection with this acquisition, the Company formed a wholly owned subsidiary, which was incorporated in the State of Nevada on October 21, 1999, called Legred Struthers Genetics, Inc. All of the assets purchased pursuant to this acquisition were transferred into the subsidiary.

           The acquisition has been accounted for under the purchase method of accounting. Under purchase accounting, the total purchase price is allocated to the tangible and intangible assets and liabilities of Legred Genetics, Inc., Legred Genetics and Brent Legred ("Legred")

           based upon their respective fair value. Operating activity of the subsidiary is reflected in the accompanying financial statements from the date of acquisition (November 2, 1999 through December 31, 1999.) Neither the Company nor its subsidiary, conducted any business or had any financial activity during 1997.


NOTE B - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES NATURE OF OPERATIONS
           The Company is an agricultural producer principally involved in the breeding and delivery of swine and swine genetics using advanced reproductive techniques throughout the industry. The Company sells primarily to producers in North America and worldwide. The Company disseminates its genetics through the sale of live animals in the form of gilts, barrows, and boars; semen sales from boar studs; and embryo sales using its non-surgical "Embryo Transfer System".

           The Company maintains its corporate offices in Charleston, South Carolina and operates its field office including its operating laboratory and stud boar facility in Bricelyn, Minnesota. In addition the Company operates a research facility in Spencer, Iowa.

                                                                   - continued -

STRUTHERS, INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------


NOTE B -   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                                     - CONTINUED

           PRINCIPLES OF CONSOLIDATION
           The consolidated financial statements include the accounts of Struthers, Inc. and its wholly owned subsidiary, Legred Struthers Genetics, Inc. All significant inter-company balances and transactions have been eliminated in the consolidation.

           DEVELOPMENT STAGE ENTERPRISE
           The Company was in the development stage from its inception through the date of the Legred Acquisition. The year 1999 is the first year during which the Company is considered an operating company.

           SEGMENT DATA, GEOGRAPHIC INFORMATION AND SIGNIFICANT CUSTOMERS The Company does business primarily in North America. The Company also has an agreement with Norsvin International, AS (a Norwegian Company) to sell its product lines. The Company was assigned the rights under the contract through its subsidiary, Legred Struthers Genetics, Inc. via the acquisition of Legred Genetics, Inc. Under this agreement, the Company purchases boars from Norsvin International A.S. for breeding with the Company's sows. The Company derives revenue from the sale of the genetic offspring and from the sale of semen from the boars purchased from Norsvin. From this revenue, the Company has agreed to pay a royalty to Norsvin of 4%. The agreement is for an indefinite period with royalty payments due semi annually.

           The gross revenue recorded by the Company from the sale of offspring and semen directly attributable to Norsvin acquired boars amounted to $42,079 for the period from the date of the Legred acquisition through December 31, 1999 and $203,022 for the six months ended June 30, 2000. These sales represented approximately 12.6% and 11.4% of the total consolidated revenues for those periods, respectively. Of those sales the Company was obligated to pay a royalty to Norsvin of 4% or approximately $1,683 and $8,121, respectively. While the Company expects the sales under this arrangement to increase in dollar volume, the Company expects the percentage contribution to total consolidated revenue to diminish in the future due to the development of its other product lines.


           CONCENTRATIONS OF CREDIT RISK
           Financial instruments that potentially expose the Company to significant concentrations of credit risk consist principally of bank deposits, temporary investments and accounts receivable. Cash is placed primarily in high quality short-term interest bearing financial instruments and may periodically exceed federally insured amounts. The Company performs ongoing credit evaluations of its customers' financial condition. An allowance for uncollectible accounts receivable is maintained based upon the expected collectibility of all accounts receivable.

           USE OF ESTIMATES
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results can differ from those estimates.

           REVENUE RECOGNITION
           The Company recognizes all genetic sales (semen, embryos, and live animals upon delivery. Sales of market hogs and other accessories supplies to other breeders are recognized upon the transfer of title which corresponds to the date of shipment, net of any applicable discounts and allowances.


           ADVERTISING EXPENSES
           Advertising expenses are charged against operations during the period incurred, except for direct-response advertising costs, which are capitalized and amortized over periods not exceeding one year. Advertising expenses charged against operations were $20,242 and $-0-for 1999 and 1998, respectively. The Company did not incur any direct-response advertising costs during 1999 or 1998.

           RESEARCH AND DEVELOPMENT COSTS
           Research and development costs are charged against operations as incurred. Research and development costs were $10,000 and $180,074 in 1999 and 1998, respectively. The 1998 research and development costs represent in-process R & D costs recorded in connection with the acquisition of the embryo transfer technology form Struthers International Research Corporation.

                                                                   - continued -

STRUTHERS, INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE B -   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                                     - CONTINUED

           COMPREHENSIVE INCOME
           Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, establishes a standard for reporting and displaying comprehensive income to reflect charges and credits to equity that result from transactions and economic events from all non-owner sources. Comprehensive income is composed of two subsets - Net Income (Loss) and Other Comprehensive Income (Loss). The Company has had no items of comprehensive income since its inception.

           CASH AND CASH EQUIVALENTS
           Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

           INVENTORIES
           Swine inventories are stated at the lower of cost (first-in, first-out method) or market. Costs of raised swine include proportionate costs of breeding, including depreciation of the breeding herd, plus the costs of maintenance to maturity. Purchased swine are carried at purchase cost plus cost of maintenance to maturity.

           PROPERTY AND EQUIPMENT
           Property and equipment are stated at cost. Breeding animals are carried at purchase costs or inventory transfer amounts equal to the lower of accumulated animals maintenance costs or market. Renewals and improvements are capitalized. Costs of maintenance and repairs that do not improve or extend asset lives are charged to expense. Depreciation is provided on the straight-line basis over the estimated productive useful lives of the assets as follows:

                   Buildings and Improvements                       10 Years
                   Machinery and Equipment                           7 Years
                   Breeding Herds                                    3 Years
                   Vehicles                                          5 Years
                   Office Furniture and Fixtures                     5 Years

           GOODWILL AND OTHER INTANGIBLE ASSETS

           Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired companies and is being amortized on a straight line basis over 5 years based on its estimated useful life. Acquired intangibles also consist of customer lists and are amortized over their 5 year estimated useful life.


           CAPITALIZED LAND LEASE
           Included in intangible assets is a land lease acquired in the Legred Acquisition. The lease terms require payment of $1 per year for a term of 99 years. A portion of the total purchase price of $5,000,000 has been allocated to the land in the amount of $1,200,000. The lease is being amortized over 99 years as a charge to farm operations.

           LONG-LIVED ASSETS
           Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. The Company evaluates any possible impairment of long-lived assets using discounted future cash flows. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

                                                                   - continued -

STRUTHERS, INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


NOTE B -   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                                     - CONTINUED

           INCOME TAXES
           Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, ACCOUNTING FOR INCOME TAXES. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

           BASIC EARNINGS PER SHARE
           Basic earnings per share of common stock was computed by dividing income available to common shareholders by the weighted-average number of shares outstanding for the year. Diluted earnings per share are not presented because the Company has not issued any potentially dilutive convertible securities as of December 31, 1999. All share and per share amounts have been restated to give retroactive effects to a 1,000 for 1 reverse stock split on August 25, 1998 and a 10 for 1 forward stock split on September 1, 1998.


           STOCK OPTIONS AND AWARDS

           As described in Note J, the Company has elected to follow the accounting provisions of Accounting Principles Board Opinion (APBO) No. 25 Accounting for Stock Issued to Employees, for stock-based compensation and awards made to employees and to provide the pro forma disclosures required under SFAS No. 123, Accounting for Stock-Based Compensation.



           RECENTLY ISSUED ACCOUNTING STANDARDS
           In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which summarizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring that an entity recognize those assets and liabilities in the statement of financial position and measure them at fair value. SFAS no. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. The Company will comply with the requirements of the new standard that becomes effective for the Company's 2001 financial reporting cycle.


             The Company's only financial instruments which currently meet the definition of a derivative instrument are certain obligations in connection with acquisitions of businesses which are payable in shares of the Company's common stock at various future dates. The final number of common shares ultimately to be distributed will depend upon the market price of the Company's common stock at such future dates. Management does not believe that the new standard will have any material effect on its financial statements.



NOTE C -   DEPOSIT
           Deposit consisted of the following:


           ---------------------------------------------------------------------
           December 31,                                         1999       1998
           ---------------------------------------------------------------------


           Deposit with Struthers Pedigree Herd Corp.     $ 105,000        $--
           Less:  Loss Recognized                            25,000         --

           ---------------------------------------------------------------------


           Deposit                                        $  80,000        $--

           ---------------------------------------------------------------------




           The deposit with Struthers Pedigree Herd Corp. (an unrelated party) represents a down payment made in June 1999 pursuant to a tentative stock purchase agreement in which the Company would acquire an initial 20% interest with an option to acquire up to 100% of the common stock. The final purchase price was subject to an acceptable appraisal of the underlying assets of the corporation. In March 2000, the parties could not reach an agreement as to the final terms and decided not to consummate the transaction and further agreed that $80,000 of the initial deposit would be refunded. Accordingly, the Company recognized a loss of $25,000 as of December 31, 1999.

STRUTHERS, INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------




NOTE D -   PROPERTY AND EQUIPMENT
           Property and equipment consisted of the following:

           -----------------------------------------------------------------
           December 31,                                1999            1998
           -----------------------------------------------------------------


           Buildings and Improvements             $ 200,000             $--
           Machinery and Equipment                   69,000              --
           Breeding Herds                         2,160,000              --
           Vehicles                                  30,000              --
           Office Furniture and Fixtures             14,437              --
           -----------------------------------------------------------------
                                                $ 2,473,437             $--
           Less:  Accumulated Depreciation          158,146              --
           -----------------------------------------------------------------
                                                $ 2,315,291             $--
           Construction in Progress                  93,615              --
           -----------------------------------------------------------------

           Property and Equipment - Net         $ 2,408,906             $--
           -----------------------------------------------------------------




           Included in construction in progress at December 31, 1999 are deposits made to construct a new boar stud facility at the Bricelyn, Minnesota location. The total estimated cost of construction is approximately $450,000 (of which $88,390 was expended at December 31, 1999) and was completed during the 3rd quarter of 2000. Also included is a deposit to acquire an existing structure at the Minnesota location from an independent third party. The total purchase price was $50,000 (of which $5,225 was expended as of December 31, 1999) and the acquisition was completed in January 2000 and financed by securing a first mortgage on the property in the amount of $40,000. Depreciation expense has not been recorded on these transactions since the property was not placed in service as of December 31, 1999.

           Depreciation charged against operations was $158,146 and $0 for the years ended December 31, 1999 and 1998, respectively.

NOTE E -   INTANGIBLE ASSETS
           Intangible assets recorded on the Legred acquisition consisted of the following:

           -------------------------------------------------------------------
           December 31,                                  1999           1998
           -------------------------------------------------------------------

           Capitalized Land Lease                   $ 1,200,000          $--
           Goodwill                                     800,000           --
           Customer Lists                               304,000           --
           -------------------------------------------------------------------
                                                    $ 2,304,000          $--

           Less:  Accumulated Amortization              (44,800)          --

           -------------------------------------------------------------------


           Intangible Assets - Net                  $ 2,259,200          $--

           -------------------------------------------------------------------


           Amortization charged against operations for the years ended December 31, 1999 and 1998 was $48,800 and $0, respectively.

STRUTHERS, INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


NOTE F -   NOTE AND STOCK PAYABLE - LEGRED ACQUISITION
           In connection with the Legred acquisition, the Company is obligated to Brent Legred for the balance of the purchase price as follows:







           -------------------------------------------------------------------- -----------------------------------

           Years Ended December 31,                                                           1999            1998
           -------------------------------------------------------------------- -----------------------------------

           Note Payable in cash without interest due in 3 equal installments of
           $300,000 each on May 2, 2000, November 2, 2000 and May 2, 2001 unless a successful stock offering is completed in which case the note is to be repaid to the extent of 50% of the offering proceeds. This note was paid in full in February 2000 upon completion of a preferred
           stock offering.                                                               $ 900,000        $  --


           Stock payable to Brent Legred, without interest, due January 1, 2000 payable in 6,660,000 shares of the Company's common stock based upon the $.1126 per share fair value as of the
           date of acquisition of November 2, 1999.                                        750,000           --

           Stock payable to Brent Legred without interest in the number of shares equivalent (based on the fair value of the common stock on such dates) to the specified dollars on the following dates:
           $1,000,000 due on May 2, 2000; $1,000,000 due on November 2,


           2000; and $1,000,000 due on May 2, 2001(1)                                    3,000,000              --


           -------------------------------------------------------------------- -----------------------------------

           Total                                                                       $ 4,650,000           $  --

           Less: Current Portion                                                         3,650,000              --
           -------------------------------------------------------------------- -----------------------------------
           Long-Term Portion                                                           $ 1,000,000           $  --
           -------------------------------------------------------------------- -----------------------------------





           (1) The Company would have had to issue approximately 6,122,449 shares of common stock using the trading price of $.49 per share as of December 31, 1999 in order to settle the remaining obligation to Brent Legred in addition to the 6,660,000 shares of common stock due on January 1, 2000 valued at the $.1126 per share fair value as of the date of acquisition on November 2, 1999.



           The final stock payable installment of $1,000,000 due May 2, 2001 will be reduced by the percentage by which net income from semen sales per 100 boars for the previous 18 months is less than $600,000.

           The above obligations are collateralized by a first security interest in the assets purchased from Legred.

STRUTHERS, INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



NOTE G -   PROVISION FOR INCOME TAXES
           The provision for income taxes is attributable to:



           --------------------------------------------------- ---------------------------
           Years Ended December 31,                                  1999          1998
           --------------------------------------------------- ---------------------------


           Income (Loss) Before Provision for Income Taxes        $(615,928)     $(524,129)
           --------------------------------------------------- ---------------------------

           State Income Tax                                        $  1,133         $  --
           --------------------------------------------------- ---------------------------

           Deferred Tax Benefits - Net of Allowance                   $  --         $  --
           --------------------------------------------------- ---------------------------



           The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for taxes. The sources and tax effects of the differences are as follows:



           ---------------------------------------------------- ------------- -------------------
           Years Ended December 31,                                     1999            1998
           ---------------------------------------------------- ------------- -------------------


           Income Tax at the Federal Statutory Rate of 35%          $(215,575)        $(183,445)

           Effect of Graduated Tax Rates                               16,888            16,888

           State Income Tax, Net of Federal Benefit                   (36,400)          (31,972)
           ---------------------------------------------------- ------------- -------------------
           Total Benefit from Income Taxes                           (235,080)         (198,529)

           Less: Allowance                                            236,220           198,529
           ---------------------------------------------------- ------------- -------------------

           Income Taxes (Benefit)                                     $ 1,133              $--
           ---------------------------------------------------- ------------- -------------------





           The Company's income tax provision was computed based on the federal statutory rate, reduced by the effect of graduated tax rate and the average state statutory rates, net of related federal benefit.

           As of December 31, 1999 the Company has net operating loss carryforwards of approximately $1.1 million for tax purposes which will be available to offset future taxable income. The net operating loss carryforwards begin to expire in 2019. Deferred tax assets of approximately $428,000 and $198,000 at December 31, 1999 and 1998, respectively, have been recognized for the net operating loss carryforwards. However, they have been reduced by a valuation allowance of approximately $428,000 and $198,000 at December 31, 1999 and 1998, respectively, which will remain until it is more likely than not that the related tax benefits will be realized.

NOTE H -   COMMON STOCK
           The Company's securities are not registered under the Securities Act of 1933 and, therefore, the stockholders may not sell, transfer, pledge or otherwise dispose of the common shares of the Company in the absence of either an effective registration statement covering said shares under the 1933 Act and relevant state securities laws, or an opinion of counsel that registration is not required under the Act or under the securities laws of any such state.

           On October 10, 1995, the Company was initially capitalized by the issuance of 25,000,000 shares (250,050 shares after giving retroactive effect to the August 25, 1998 reverse split and the September 1, 1998 forward split)to stockholders in exchange for organization expenses paid personally by the shareholders. The Company recorded the organization costs as an expense during 1995, with a corresponding increase to stockholders' equity for $25,000 (25,000,000 shares at $.001 par value).

           On August 25, 1998, the Board of Directors approved a 1 for 1,000 reverse stock split in which the shareholders received 1 share for every 1,000 shares previously held. The Company recorded the transaction as a reduction of the par value of the common stock outstanding and a corresponding increase to additional paid-in capital. The effects of the reverse split have been given retroactive treatment in the financial statements.

           On August 31, 1998, the Company issued 13,500,000 shares (135,000,000 shares after giving retroactive effect to the September 1, 1998 forward split) to outside consultants as compensation for services rendered to the Company. The services rendered consisted of legal and investment advisory services. The shares were valued at $.01 per share equivalent to the fair value of the services rendered of $135,000 and were recorded by the Company as an expense with a corresponding increase to stockholders' equity.

           On August 31, 1998, the Company issued 18,007,357 shares (180,073,570 shares after giving retroactive effect to the September 1, 1998 forward split) to Struthers International Research Inc., (SIRC), in connection with the acquisition of the Embryo Transfer Technology. The shares were valued at $.01 per share equivalent to the fair value of the in-process research and development of $180,074 and were recorded by the Company as research and development expense with a corresponding increase to stockholders' equity.

           On September 1, 1998, the Board of Directors approved a 10 for 1 forward stock split in which the shareholders received 10 shares for every 1 share previously held. The Company recorded the transaction as an increase to the par value of the common stock outstanding and a corresponding decrease to additional paid-in capital. The effects of the forward split have been given retroactive treatment in the financial statements.


           In November 1998, the Company offered for sale 22 million shares of Common Stock in 176,000 units at $5 per unit (each unit consisting of 125 shares for a total of 22 million shares at $.04 per share). The Company received oversubscriptions for 1,310,000 shares and the Board of Directors approved the oversubscription. In 1999, the Company sold and issued 23,310,000 shares of common stock for a total of $932,400. The proceeds of this offering (no sales commissions were paid) less sales expenses of the offering were applied to market development, commercialization of the embryo transfer technology and working capital.

            On December 1, 1998 the Board of Directors awarded 20,369,000 shares of common stock to employees as compensation for services previously rendered during 1998 to the Company. On December 31, 1998, the Company issued 12,369,000 of those shares to the employees with the balance of the 8,000,000 shares to be issued as follows: 3,000,000 shares by July 1, 1999 and 5,000,000 shares by July 1, 2000. This was done in order to ease the tax burden on the employees. The shares awarded were valued at the market value of $.01 per share on the date of grant and were recorded by the Company as compensation expense in the amount of $203,690 with a corresponding increase to stockholders' equity of $123,690 and compensation payable of $80,000 at December 31, 1998.

           On May 25, 1999, the Company issued 3,000,000 shares to employees in connection with the December 1, 1998 stock award.. The shares were valued at the market value of $.01 per share at the date of grant and were recorded by the Company as a reduction of $30,000 to compensation payable with a corresponding increase to stockholders' equity.

           On May 25, 1999, the Company issued 100,000 shares to an outside consultant as compensation for services rendered to the Company during 1999. The services rendered consisted of website design and computer network consultation. The shares were valued at the market value of $.10 per share and were recorded by the Company as an expense in the amount of $10,000 with a corresponding increase to stockholders' equity.

           On May 25, 1999, the Company issued 400,000 shares to an unrelated entity as a charitable contribution. The shares were valued at the market value of $.10 per share and were recorded by the Company as an expense in the amount of $40,000 with a corresponding credit to stockholders equity.

           On November 9, 1999, the Company issued 2,220,000 shares to Brent Legred in connection with the acquisition of Legred Genetics, Inc. and Brent Legred, a sole proprietorship for the farming operation. The shares were valued at $.1126 per share and were recorded by the Company as a reduction to the stock obligations payable with a corresponding credit to stockholders equity in the amount of $250,000.

           On January 27, 2000, the Company issued 6,660,000 shares to Brent Legred in connection with the acquisition of Legred Genetics, Inc. and Brent Legred, a sole proprietorship for the farming operations. The shares were valued at $.1126 per share and were recorded by the Company as a reduction to the stock obligations payable with a corresponding credit to stockholders equity in the amount of $750,000.

           On May 17, 2000, the Company issued 1,587,302 shares to Brent Legred in connection with the acquisition of Legred Genetics, Inc. and Brent Legred, a sole proprietorship for the farming operations. The shares were valued at the market value of $.63 per share and were recorded by the Company as a reduction to thestock obligations payable with a corresponding credit to stockholders equity in the amount of $1,000,000.

           On June 30, 2000, the Company issued 5,000,000 shares to employees in connection with the December 1, 1998 stock award. The shares were valued at the market value at the date of grant and were recorded by the Company as a reduction to compensation payable in the amount of $50,000 with a corresponding credit to stockholders equity.

STRUTHERS, INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


NOTE I -   PREFERRED STOCK
           The Company has 6,520,000 shares of preferred stock authorized of which no shares were issued as of December 31, 1999. The Company has designated 1,500,000 shares as Class A Convertible Stock ("Class A Stock") and 5,000,000 shares as Class B Convertible Stock ("Class B Stock"). Each share of Class A Stock and Class B Stock carries a number of votes equal to the number of shares of Common Stock then issuable upon its conversion into Common Stock.

           Each share of Class A Stock and Class B Stock is convertible at the option of the holder into fully paid and non-assessable shares of common stock as follows: on the first day of the sixth month following the issuance of the Class A Stock ("Conversion Period") and on the first day of each sixth month period thereafter, for a total of six Conversion Periods, one-sixth of the shares of the Class A Stock may be converted by each shareholder thereof. The amount of common shares into which the Class A Stock may be converted at each Conversion Period shall be as follows: at each of the six Conversion Periods the amount of the Class A Stock shares which may be converted shall be divided by the average market value between the bid and ask price of the Company's common shares during the ten day trading period immediately preceding the date of such Conversion Period, but not more than $.40, and the resultant figure multiplied by three.

           In the event of any liquidation, dissolution or winding up of the Company, a merger or consolidation of the Company in which its shareholders do not retain a majority of the voting power in the surviving corporation, or a sale of all or substantially all of the Company's assets, the holders of the Class A Stock will be entitled to receive an amount equal to the original purchase price per share for the Class A Stock plus an amount equal to all declared but unpaid dividends thereon (the "Preference Amount"). After the full liquidation preference has been paid on all outstanding shares of the Class A Stock, the holders of the Class B Stock will be entitled to receive an amount computed in the same manner. After the full liquidation preference on all outstanding shares of the Class B Stock has been paid, any remaining funds and assets of the Company legally available for distribution to shareholders will be distributed pro rata among the holders of the Preferred Stock and the Common Stock on an "as converted" basis.

NOTE J -   STOCK COMPENSATION AND AWARDS

           On December 1, 1998, the Board of Directors awarded 20,369,000 shares of common stock to employees as compensation for services rendered during 1998. 12,369,000 shares were issued on the date of grant with the balance of the shares payable over 18 months as follows:
           3,000,000 shares by July 1, 1999 and 5,000,000 shares by July 1, 2000. The 8,000,000 shares payable at December 31, 1998 were fully vested and without forfeiture provisions. The Company recognized a charge to operations for the fair market value of the stock awarded as compensation expense at the date of grant of $.01 per share for a total of $203,690.

NOTE K -   SUBSEQUENT EVENTS
           In February 2000, the Company offered for sale and issued 1,500,000 shares of the Class A Preferred Stock at $1.00 per share. The Company received net proceeds from the sale of $1,500,000 which was used to repay a $900,000 short-term note payable to Brent Legred in connection with the Legred acquisition (see Note F), $200,000 towards the construction of the new stud boar facility, and the balance of $400,000 for working capital.

           In March 2000, the Company offered for sale 5,000,000 shares of the Class B Preferred Stock at $1.00 per share. As of April 30, 2000, the Company had received subscriptions for all 5,000,000 shares. The net proceeds of $5,000,000 from the offering are to be used primarily for the construction of additional breeding facilities and working capital, as outlined in the subscription agreement.


           On May 15, 2000, the Company purchased the assets of Muller A.I., L.L.C. of Sioux Falls, South Dakota, a company in the business of retail and wholesale of various goods and supplies utilized in the artificial insemination of farm animals. The total purchase price which was based upon studies by management was $252,857. The consideration paid was $131,290 in cash plus $100,000 of common stock

           (195,168 shares issued on August 4, 2000 and valued at $.51238 per share at the date of the agreement) and the assumption of $21,267 in liabilities. The assets included all furniture, fixtures and equipment as well as all supplies, materials and merchandise relating to and used in connection with such business, including its list of customers and other items of goodwill. The Registrant did not assume any of the liabilities of Muller A.I., L.L.C. except for a customer deposit in the amount of $21,267. The Company formed a wholly owned subsidiary that was incorporated in the State of Nevada on May 26, 2000 and called Muller A.I., Inc. ("Muller").

           On June 1, 2000, the Company purchased the assets of Elite Visions L.L.C. of Waukon, Iowa. The total purchase price which was based upon management studies was $2,154,445. The consideration paid was $22,000 in cash plus $1,888,860 in common stock (2,303,488 shares issued on August 4, 2000 and valued at $.82 per share at the date of the agreement) and the assumption of certain liabilities in the amount of $243,585. The purchased assets include the physical assets (i.e., land and building, furniture and fixtures, and office equipment and computers) and the assignment of all rights to a patented item called the "Gourley Scope(TM)" (Trademark applied for), an instrument used for non-surgical semen delivery in animal husbandry including swine. The scope employs the imaging technology of a 1 mm camera, transmitter, and light source, which allows the technician to view the reproductive system and deliver the semen or embryo to the appropriate area of the reproductive tract for maximum conception. In anticipation of the execution of the said agreement, the Company formed a wholly owned subsidiary that was incorporated in the State of Nevada on May 26, 2000 and called Elite Visions, Inc. ("Elite"). In July, 2000, Elite Visions, Inc., a wholly owned subsidiary of Company, began constructing a meat distribution facility for the Company's Tender Prime(TM) line of meat products in Waukon, Iowa, which, was completed in October, 2000 at a cost of $50,000.

STRUTHERS, INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------



NOTE L -   PRO FORMA FINANCIAL INFORMATION - (UNAUDITED)
           On November 2, 1999, the Company entered into an agreement with Legred Genetics, Inc., Legred Genetics, and Brent Legred ("Legred") pursuant to which the Company purchased all of the tangible and intangible assets, including livestock, machinery and equipment, and Legred's rights under agreements with third parties (including one with Norsvin International AS, an international developer and distributor of porcine genetic materials and technology). Pursuant to the agreement the Company is to pay Legred the sum of $1 million in cash and $4 million worth of common shares of the Company. The Company issued 2,220,000 shares of common stock at closing valued at $250,000 and 6,660,000 shares are to be issued on January 1, 2000 valued at $750,000 ($.1126 per share based on the average trading price on the date of the agreement). The final number of shares still to be issued will be determined based on the market value of the Company's shares on the dates payable as follows: $1,000,000 due on May 2, 2000; $1,000,000 due on November 2, 2000 and $1,000,000 due on May 2, 2001.
           The Company was obligated under this agreement to build and subsequently did build a boar stud unit and

           NOTE L -   PRO FORMA FINANCIAL INFORMATION - (UNAUDITED) - CONTINUED



           operating laboratory, the cost of which was approximately
           $450,000. In anticipation of the execution of the agreements in connection with this acquisition, the Company formed a wholly owned subsidiary, which was incorporated in the State of Nevada on October 21, 1999, called Legred Struthers Genetics, Inc. All of the assets purchased pursuant to this acquisition were transferred into the subsidiary.

           The acquisition has been accounted for under the purchase method of accounting. Under purchase accounting, the total purchase price is allocated to the tangible and intangible assets and liabilities of Legred Genetics, Inc. and Brent Legred ("Legred") based upon their respective fair values as of the closing date based upon management's knowledge of the industry and other studies conducted by management.



On June 1, 2000, the Company purchased the assets of Elite Visions L.L.C. of Waukon, Iowa. The total purchase price which was based upon management studies was $2,154,445. The consideration paid was $22,000 in cash plus $1,888,860 in common stock (2,303,488 shares issued on August 4, 2000 valued at $.82 per share at the date of the agreement) and the assumption of certain liabilities in the amount of $243,585. The purchased assets include the physical assets (i.e., land and building, furniture and fixtures, and office equipment and computers) and the assignment of all rights to a patented item called the "Gourley Scope(TM)" (Trademark applied for), an instrument used for non-surgical semen delivery in animal husbandry including swine.

In anticipation of the execution of the agreements in connection with the acquisition, the Company formed a wholly owned subsidiary which was incorporated in the state of Nevada on May 26, 2000 called Elite Visions, Inc. of the assets purchased pursuant to the acquisition were transferred into the subsidiary.


The acquisition has been accounted for under the purchase method of accounting. Under purchase accounting, the total purchase price is allocated to the tangible and intangible assets and liabilities of Elite Visions, LLC based upon their respective fair values as of the closing date based upon management's knowledge of the industry and other studies by management.

           The accompanying Unaudited Pro Forma Consolidated Financial Statements of Operations and Cash Flows for the year ended December

           31, 1999 assume that the acquisition of Legred and Elite Visions, LLC took place on January 1, 1999, the beginning of the Company's fiscal year. The Pro Forma Consolidated Statements of Operations do not include the effect of any non-recurring write-offs directly attributable to the acquisition. The Pro Forma Financial Statements do not reflect any anticipated cost savings from the Legred or Elite Visions, LLC acquisition, or any synergies that are anticipated to result from the transaction, and there can be no assurances that any such cost savings or synergies will occur. The Pro Forma Financial Statements do not purport to be indicative of the results of operations of the Company that would have actually been obtained had such transaction been completed as of the assumed date and for the periods presented, or which may be obtained in the future. The Pro Forma financial statements should be read in conjunction with the separate historical financial statements of Struthers and Legred and the notes thereto and "Management's Discussions and Analysis of Financial Condition and Results of Operations".

STRUTHERS, INC. AND SUBSIDIARY
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA


NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------



NOTE L -   PRO FORMA FINANCIAL INFORMATION - (UNAUDITED) - CONTINUED


           The purchase price and allocation of the purchase price in excess of the net assets acquired as a result of the acquisition is as follows:





            Legred Acquisition

           ---------------------------------------------------------------------------------
           Purchase Price:



             Cash Paid on Signing of Agreement                                    $ 100,000
             Cash Balance Payable Over 18 Months - Paid in Full
               in February 2000 (see Note F)                                        900,000
             Fair Value of Stock Issued at Closing:
               Unrestricted Shares - 1,000,000 Shares @ Approximately $.1126        112,000
               Restricted Shares - 1,220,000 Shares @ Approximately $.1126          138,000
             Balance of Purchase Price Payable in Common Shares Over
               18 Months                                                          3,750,000
           ---------------------------------------------------------------------------------

           Total Purchase Price                                                 $ 5,000,000
           ---------------------------------------------------------------------------------

           Allocation of Purchase Price to Fair Value of Net Assets Acquired
             Working Capital                                                       $  7,000
             Building and Improvements                                              200,000
             Machinery and Equipment                                                 69,000
             Breeding Herd:
               100 Boars                                         540,000
               300 Sows                                        1,620,000
           ---------------------------------------------------------------------------------
               Total Breeding Herd                                                2,160,000
             Inventory - 2,600 Growing Pigs                                         260,000
           Capitalized Land Lease                                                 1,200,000
           Customer List                                                            304,000
           Goodwill                                                                 800,000
           ---------------------------------------------------------------------------------

           Total                                                                $ 5,000,000

           Less:  Net Book Value of Assets Acquired                                 207,096
           ---------------------------------------------------------------------------------

           Increase to Fair Value                                               $ 4,792,904
           ---------------------------------------------------------------------------------




The purchase price of $5,000,000 to acquire the operations and assets of Legred Genetics, Inc. and the sole proprietorship of Brent Legred was based on management's overall knowledge of the industry and other studies performed by management with respect to Legred's operation. Specific assets such as property, plant and equipment were valued using underlying appraisals. The breeding herd was valued at the estimated market value plus a genetic premium assigned to the ancestral blood lines. The inventory of growing pigs were valued at fair market value. The balance of the purchase was allocated between customer lists and goodwill.

ELITE VISIONS, LLC


The purchase price and allocation of the purchase price in excess of the net assets acquired is as follows:




---------------------------------------------------------------------------

Purchase Price:


Cash Paid at Signing                                             $  22,000
Fair Value Of Stock Payable at Closing:
     2,303,488 shares @ Approximately $.82 per share             1,888,860
Liabilities Assumed                                                243,585


---------------------------------------------------------------------------

     Total Purchase Price                                      $ 2,154,445

Allocation of Purchase Price to Fair Value of Net Assets Acquired:

Inventory                                                           26,438
Land and Building                                                  400,000
Equipment                                                           27,189
Gourley Scope Patent                                             1,694,967
Other Patents                                                        5,851


---------------------------------------------------------------------------

                                                                2,154,445
LESS: NET BOOK VALUE OF ASSETS ACQUIRED                          (394,415)

---------------------------------------------------------------------------


INCREASE TO FAIR MARKET VALUE                                    1,760,030

---------------------------------------------------------------------------

NOTE L -   PRO FORMA FINANCIAL INFORMATION - (UNAUDITED) - CONTINUED



PRO-FORMA CONSOLIDATING STATEMENTS OF OPERATIONS - (UNAUDITED)


--------------------------------------------------------------------------------

For The Year December 31, 1999

-----------------------------------------------



                                                  COMBINED

                                                   LEGRED                                                           (UNAUDITED)
                                  STRUTHERS       GENETICS

                                   INC. &         INC. AND      ELITE VISIONS                        PRO-FORMA      PRO-FORMA
                                  SUBSIDIARY    BRENT LEGRED        LLC.           COMBINED         ADJUSTMENTS    CONSOLIDATED
                                  -------       ------------        ----           --------         -----------    ------------

REVENUE


Sales                              $   327,359    $   936,001       $   132,012     $ 1,395,372           $  --  $   1,395,372
Other Income                             5,692          9,660             4,500          19,852              --         19,852


------------------------------------------------------------------------------------------------------------------------------------



Cost of Goods Sold                     333,051        945,661           136,512       1,415,224              --      1,415,224


Total Revenues                         169,609        728,851            70,162         968,622              --        968,622

------------------------------------------------------------------------------------------------------------------------------------



GROSS PROFIT                           163,442        216,810            66,350         446,602              --       446,602


------------------------------------------------------------------------------------------------------------------------------------


EXPENSES

General And Administrative             539,838        253,509           143,193         936,540              --        936,540
Marketing And Advertising               20,242         31,367               866          52,475              --         52,475

Amortization and Depreciation          183,746         55,178            34,067         272,991 (1)     194,000

                                                                                                (2)     583,000
                                                                                                (4)     113,000
                                                                                                (5)       2,000




                                                                                                                     1,164,991

Interest                                    --         29,765            14,283          44,048 (3)    (29,765)         14,283

------------------------------------------------------------------------------------------------------------------------------------



TOTAL EXPENSES                         743,826        369,819           192,409       1,306,054         862,235      2,168,289


------------------------------------------------------------------------------------------------------------------------------------


INCOME BEFORE OTHER

INCOME(EXPENSE)                      (580,384)      (153,009)         (126,059)       (859,452)       (862,235)     (1,721,687)


OTHER INCOME (EXPENSE)
Interest Income                          8,656             --             2,497          11,153              --         11,153
Loss on Investment                    (25,000)             --                --        (25,000)              --        (25,000)

------------------------------------------------------------------------------------------------------------------------------------


TOTAL OTHER INCOME(EXPENSE)           (16,344)             --             2,497        (13,847)              --        (13,847)

------------------------------------------------------------------------------------------------------------------------------------



Loss Before Income Taxes             (596,728)      (153,009)         (123,562)       (871,922)       (873,299)     (1,735,534)


Provision for Income Taxes               1,133              -                --           1,133              --          1,133

------------------------------------------------------------------------------------------------------------------------------------



NET LOSS                          $  (597,861)   $  (153,009)      $  (123,562)     $ (873,055)      $(874,432)  $  (1,736,667)


------------------------------------------------------------------------------------------------------------------------------------


Weighted Average Number of
Shares Outstanding                                                                                                342,207,620
                                   342,207,620

------------------------------------------------------------------------------------------------------------------------------------


Net Loss Per Common Share
Basic and Diluted                       (0.00)                                                                        (0.00)

------------------------------------------------------------------------------------------------------------------------------------


Notes And Assumptions:


(1) Amortization of acquired goodwill and customer lists over a 5 year useful life to reflect the retroactive effect of the Legred acquisition occurring on January 1, 1999.

(2) Depreciation of property, plant and equipment including breeding herds over useful lives ranging from 3 to 10 years to reflect the retroactive effect of the Legred acquisition occurring on January 1, 1999.

(3) Elimination of interest expense on Legred's bank loans were not assumed in the transaction and were paid off prior to the consummation of the acquisition.

(4) Amortization of acquired patents over a 15 year useful life to reflect the retroactive effect of the acquisition of Elite Visions occurring on January 1, 1999

(5) Depreciation of property, plant and equipment over useful lives of 3 to 39 years to reflect the retroactive effect of the acquisition of Elite Visions occurring on January 1, 1999.



STRUTHERS, INC. & SUBSIDIARY
ELITE VISIONS, LLC




PRO-FORMA CONSOLIDATING STATEMENTS OF OPERATIONS - (UNAUDITED)


-----------------------------------------------------------------------------------------------------------------------------------

For The Six Months Ended June  30, 2000




                                                                                                 (UNAUDITED)
                                   STRUTHERS       ELITE VISIONS                  PRO-FORMA       PRO-FORMA
                               INC. & SUBSIDIARY      LLC.         COMBINED      ADJUSTMENTS   CONSOLIDATED
                               -----------------     ----         --------      -----------   ------------
REVENUE

Sales                           $  1,774,719       $   15,085     $ 1,787,198         $  --    $ 1,787,198
Other Income                           8,340            2,250          10,590            --         10,590

-----------------------------------------------------------------------------------------------------------


Total Revenues                     1,783,059           17,335       1,800,394            --      1,800,394
Cost of Goods Sold                 1,179,147            5,094       1,184,241            --      1,184,241

-----------------------------------------------------------------------------------------------------------


GROSS PROFIT                         603,912           12,241         616,153            --        616,153

-----------------------------------------------------------------------------------------------------------


EXPENSES
Research And Development              82,106              --           82,106            --         82,106
General And Administrative           800,404           22,634         823,038            --        823,038
Marketing And Advertising             50,351               70          50,421            --         50,421


Amortization and Depreciation        566,409           13,284         579,693        47,250(1)
                                                                                      5,667(2)     632,610

Interest                                  --            8,061           8,061                        8,061

-----------------------------------------------------------------------------------------------------------



TOTAL EXPENSES                     1,499,270           44,049       1,543,319        52,926      1,596,245


-----------------------------------------------------------------------------------------------------------


INCOME BEFORE OTHER

INCOME(EXPENSE)                     (895,358)         (31,808)       (927,166)      (52,926)      (980,092)


OTHER INCOME (EXPENSE)
Interest Income                       38,403               --          38,403            --         38,403
Loss on Investment                       --                --             --             --            --

-----------------------------------------------------------------------------------------------------------


TOTAL OTHER INCOME(EXPENSE)           38,403               --          38,403            --         38,403

-----------------------------------------------------------------------------------------------------------



Loss Before Income Taxes            (856,955)         (31,808)       (888,763)      (52,926)      (941,689)


Provision for Income Taxes              --                 --            --              --            --

-----------------------------------------------------------------------------------------------------------



NET LOSS                        $   (856,955)     $   (31,808)     $ (888,763)    $ (52,926)   $  (941,689)


-----------------------------------------------------------------------------------------------------------

Notes And Assumptions:


(1) Amortization of acquired patents over a 15 year useful life to reflect the retroactive effect of the acquisition of Elite Visions occurring on January 1, 1999.

(2) Depreciation of acquired property, plant and equipment over useful lives of 3 to 39 years to reflect the retroactive effect of the acquisition of Elite Visions occurring on January 1, 1999.





NOTE M - RESTATEMENT


           The financial statements for the years ended December 31, 1999 and 1998 have been restated to record the effects of stock splits, shares issued in exchange for services, other equity transactions, to record a valuation allowance against deferred tax assets and to revise the estimated useful life of goodwill and customer lists acquired in the Legred acquisition,


           A summary of the effect of the retroactive restatements on net income for the years ended December 31, 1999 and 1998 and stockholders' equity at December 31, 1999 are as follows:

           ---------------------------------------------------------------------
                                              NET INCOME    STOCKHOLDERS' EQUITY
                                            1999       1998   DECEMBER 31, 1999
           ---------------------------------------------------------------------

           As originally reported       $(338,861)   $ (24,942)       850,674

           Effect of Restatement:
           Stock Grants to Employees         --       (203,690)       (50,000)
           Stock Issued to Acquire
             In-Process R&D                  --       (180,074)          --
           Stock Issued to Consultants    (10,000)    (135,000)          --

           Stock Issued as Charitible
             Contribution                 (40,000)        --             --
           Valuation Allowance Against

             Deferred Tax Assets         (207,867)        --         (207,867)
             Revision of useful life
             Of goodwill and customer
             Lists                        (19,200)        --          (19,200)


           Other                           (1,133)      19,557         (1,133)
                                        ---------    ---------      ---------

           As Restated                  $(617,061)   $(524,149)      $572,474
                                        ----------   ----------      --------



  Loss per share
 - Basic and Dilted                             $0.00        $0.00

                                            =========    =========



There was no impact from the restatement on the loss per common share on both a basic and fully diluted basis in terms of whole cents due the the large number of shares outstanding.

STRUTHERS, INC. AND SUBSIDIARIES
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA






TABLE OF CONTENTS
--------------------------------------------------------------------------------




Independent Accountants' Report                                             F-27

Consolidated Balance Sheets at June 30, 2000 (Unaudited)
  and December, 1999                                                        F-28

Consolidated Statement of Changes in Stockholders' Equity for the Three Months
  Ended March 31, 1999 and the Six Months Ended June 30, 1999 (Unaudited), December 31, 1999 and The Three Months Ended March 31, 2000 (Unaudited) and
  June 30, 2000 (Unaudited)                                          F-29 - F-31

Consolidated Statements of Operations for the Three Months Ended June 30, 2000
  and 1999 (Unaudited) and for the Six Months Ended June 30, 2000 and 1999
  (Unaudited)                                                               F-32

Consolidated Statements of Cash Flows for the Six Months
  Ended June 30, 2000 and 1999 (Unaudited)                           F-33 - F-34

Notes to the Consolidated Financial Statements (Unaudited)                  F-35

                         INDEPENDENT ACCOUNTANTS' REPORT




To the Board of Directors
  and Stockholders
Struthers, Inc. and Subsidiaries
(A Nevada Corporation)
Charleston, South Carolina


         We have reviewed the accompanying consolidated balance sheets of Struthers, Inc. and Subsidiaries as of June 30, 2000, the related consolidated statements of changes in stockholders equity, consolidated statements of operations for the three months and six months ended June 30, 2000 and 1999, and the consolidated statements of cash flows for the six months ended June 30, 2000 and 1999 in accordance with standards established by the American Institute of Certified Public Accountants. All information included in these consolidated financial statements is the responsibility of the Company's management.

         A review of interim financial information consists principally of inquiries of Company personnel and analytical procedures applied to the financial data. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

         Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.

         We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheets of Struthers, Inc. and Subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, and in our report dated March 17, 2000, we expressed an unqualified opinion on those consolidated financial statements.







Rotenberg & Company, LLP
Rochester, New York

  August 22, 2000

STRUTHERS, INC. & SUBSIDIARIES
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA




CONSOLIDATED BALANCE SHEETS AT JUNE 30, 2000 (UNAUDITED) AND DECEMBER 31, 1999
------------------------------------------------------------------------------------------------------------------
                                                                                                    (Restated)
                                                                                 JUNE 30,          December 31,
                                                                                    2000               1999
------------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS


Cash and Cash Equivalents                                                         $ 3,909,245           $ 201,160
Accounts Receivable                                                                   305,715             112,649
Other Receivables
                                                                                       34,122                   --
Investment
                                                                                       19,567              80,000
Inventory                                                                             610,066             260,000
Prepaid Expenses and Deposits
                                                                                       39,102               7,376
------------------------------------------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                                                4,917,817             661,185

PROPERTY AND EQUIPMENT - NET OF ACCUMULATED DEPRECIATION                            3,323,239           2,408,906

OTHER ASSETS

Intangible Assets - Net of Accumulated Amortization                                 3,951,218           2,259,200

------------------------------------------------------------------------------------------------------------------


TOTAL ASSETS                                                                      $12,192,274         $ 5,329,291

------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable and Other Current Liabilities                                      $ 148,078           $  56,817
Compensation Payable - Stock Grants
                                                                                            --             50,000
Mortgage Payable - Due Within One Year
                                                                                        7,957                  --
Note Payable - Legred Acquisition - Due Within One Year                                                   900,000
                                                                                            --
Stock Payable - Due Within One Year                                                 3,988,890           2,750,000
------------------------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                           4,144,925           3,756,817

OTHER LIABILITIES
Mortgage Payable - Due After One Year
                                                                                       31,830                  --
Stock Payable - Legred Acquisition - Due After One Year                                                 1,000,000
                                                                                            --
------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                                   4,176,755           4,756,817
------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY
Common Stock - $.001 Par; 900,000,000 Shares Authorized;
                            369,969,922 Shares Issued and Outstanding                 369,970             356,723

Convertible Preferred Stock- $.001 Par; 6,500,000 Shares Authorized
                            6,500,000 Shares Issued and Outstanding                     6,500                  --

Preferred Stock - $.001 Par; 20,000 Shares Authorized 20,000 Shares
                  Issued and Outstanding                                                   20                  --

Additional Paid-in Capital                                                          9,682,174           1,381,941
Deficit                                                                            (2,043,945)         (1,166,190)

------------------------------------------------------------------------------------------------------------------


TOTAL STOCKHOLDERS' EQUITY                                                          8,015,519             572,474

------------------------------------------------------------------------------------------------------------------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $ 12,192,274         $ 5,329,291

------------------------------------------------------------------------------------------------------------------







    The accompanying notes are an integral part of this financial statement.

                          See Accountants Review Report

STRUTHERS, INC. & SUBSIDIARIES
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA





                                 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------------------------


                                                                     Convertible

                                                        Common Stock        Preferred Stock     Additional                Total
                                                -------------------------- ------------------
                                                                                                 Paid-In               Stockholders'
                                                     Shares     Par Value Shares  Par Value      Capital      Deficit    Equity
------------------------------------------------------------------------------------------------------------------------------------


BALANCE - DECEMBER 31, 1998--Restated             327,692,620   $ 327,693    --     $ --       $ 136,071   $ (549,129)   $ (85,365)

Issuance of Common Stock
   for Cash at $.04 per Share                      23,310,000      23,310     --      --         909,090            --     932,400


Shares Issued to Employees
   - Previously Granted Shares                      3,000,000       3,000     --      --          27,000            --      30,000

Shares Issued to Consultants
   for Services Rendered                              100,000
                                                                      100     --      --           9,900            --      10,000

Shares Issued - Charitable Contribution               400,000
                                                                      400     --      --          39,600            --      40,000

Net Loss for the Three Months Ended (Unaudited)           --           --     --      --              --            --          --
------------------------------------------------------------------------------------------------------------------------------------

BALANCE - MARCH 31, 1999                          354,502,620   $ 354,503     --    $ --     $ 1,121,661   $ (549,129)   $ 927,035

Net Loss for the Three Months Ended (Unaudited)           --           --     --      --              --      (10,794)     (10,794)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE - JUNE 30, 1999                           354,502,620   $ 354,503     ==    $ --     $ 1,121,661   $ (559,923)   $ 916,241

Issuance of Common Stock in Connection
   with Legred Acquisition at $.1126 per Share      2,220,000       2,220     --      --         247,780            --     250,000


Capital Contributed in Form of Services                                                           12,500
                                                          --           --     --      --                            --      12,500

Net Loss for the Six Months Ended                         --           --     --      --              --     (587,067)    (587,067)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 1999--Restated             356,722,620   $ 356,723     ==    $ --     $ 1,381,941  $(1,146,990)   $ 591,674

------------------------------------------------------------------------------------------------------------------------------------








The accompanying notes are an integral part of this financial statement.

                          See Accountants Review Report


------------------------------------------------------------------------------------------------------------------------------

                                                                     Common Stock                    Preferred Stock
                                                           ---------------------------------   ----------------------------

                                                                Shares            Par Value       Shares      Par Value
------------------------------------------------------------------------------------------------------------------------------



BALANCE - DECEMBER 31, 1999--Restated                           356,722,620        356,723               --            --

Issuance of Common Stock in Connection
 with Legred Acquisition at $.1126 per Share                       6,660,000          6,660               --            --

Net Loss for the Three Months Ended (Unaudited)
                                                                           --             --              --            --
------------------------------------------------------------------------------------------------------------------------------

BALANCE - MARCH 31, 2000                                         363,382,620        363,383               --            --

Issuance of Common Stock in Connection
 with Legred Acquisition at $.63 per Share                         1,587,302          1,587               --            --

Shares Issued to Employees
   - Previously Granted Shares                                     5,000,000          5,000               --            --

Issuance of Convertible Preferred Stock
   for Cash at $1.00 per Share                                             --             --        6,500,000         6,500

Issuance of Preferred Stock for Cash
   at $1.00 per Share                                                      --             --           20,000            20

Net Loss for the Three Months Ended (Unaudited)                            --             --              --            --
------------------------------------------------------------------------------------------------------------------------------

BALANCE - JUNE 30, 2000                                          369,969,922      $ 369,970         6,520,000       $ 6,520
------------------------------------------------------------------------------------------------------------------------------









---------------------------------------------------------------------------------------------------------------------

                                                               Additional                                 Total

                                                                Paid-In                                Stockholders'
                                                                Capital              Deficit              Equity
---------------------------------------------------------------------------------------------------------------------


BALANCE - DECEMBER 31, 1999                                     1,381,941           (1,166,190)             572,474

Issuance of Common Stock in Connection
 with Legred Acquisition at $.1126 per Share                      743,340                  --               750,000

Net Loss for the Three Months Ended (Unaudited)
                                                                        --            (252,644)            (252,644)
-------------------------------------------------------------------------------------------------------------------

BALANCE - MARCH 31, 2000                                        2,125,281           (1,418,834)            1,069,830

Issuance of Common Stock in Connection
 with Legred Acquisition at $.63 per Share                        998,413                  --              1,000,000

Shares Issued to Employees
   - Previously Granted Shares                                     45,000                  --                 50,000

Issuance of Convertible Preferred Stock
   for Cash at $1.00 per Share                                  6,493,500                  --             6,500,000

Issuance of Preferred Stock for Cash
   $1.00 per share                                                 19,980                  --                20,000

Net Loss for the Three Months Ended (Unaudited)                         --            (624,311)            (624,311)
---------------------------------------------------------------------------------------------------------------------

BALANCE - JUNE 30, 2000                                       $ 9,682,174         $  2,043,145           $8,015,519
--------------------------------------------------------------------------------------------------------------------







    The accompanying notes are an integral part of this financial statement.

                          See Accountants Review Report

STRUTHERS, INC. & SUBSIDIARIES
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA





CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

--------------------------------------------------------------------------------------------------------------------------------

                                                                   Three Months                          Six Months
                                                                  Ended June 30,                       Ended June 30,
                                                        -----------------------------------  -----------------------------------

                                                                   2000               1999              2000               1999
--------------------------------------------------------------------------------------------------------------------------------


REVENUES                                                      $ 887,526             $   --       $ 1,783,059             $   --

Cost of Sales - Farm Operations                                 563,551                 --         1,179,147                 --
--------------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                    323,975                 --           603,912                 --
--------------------------------------------------------------------------------------------------------------------------------

EXPENSES
Research and Development                                         73,474                 --            82,106                 --
Marketing and Advertising                                        23,006                 --            50,351                 --

General and Administrative                                      567,293             10,794           820,404              10,794
Amortization and Depreciation                                   284,854                 --           566,409                 --

--------------------------------------------------------------------------------------------------------------------------------


TOTAL EXPENSES                                                  948,627              10,794        1,19,270              10,794


--------------------------------------------------------------------------------------------------------------------------------


LOSS BEFORE OTHER INCOME AND (EXPENSES)                       (624,652)            (10,794)         (905,358)            (10,794)


OTHER INCOME AND (EXPENSES)
Interest                                                         36,342                 --            38,403                 --
--------------------------------------------------------------------------------------------------------------------------------


LOSS BEFORE PROVISION FOR INCOME TAXES                        (588,310)            (10,794)         (876,955)            (10,794)

Provision for Income Taxes
                                                                      --                --                --                 --
--------------------------------------------------------------------------------------------------------------------------------


NET LOSS                                                    $ (588,310)          $ (10,794)       $ (876,955)         $ (10,794)

--------------------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE NUMBER
   OF COMMON SHARES OUTSTANDING                             363,382,620         354,502,620       366,676,270        354,502,620

LOSS PER COMMON SHARE- BASIC AND DILUTED                       $  (0.00)           $  (0.00)         $  (0.00)         $  (0.00)
--------------------------------------------------------------------------------------------------------------------------------







    The accompanying notes are an integral part of this financial statement.


                          See Accountants Review Report

STRUTHERS, INC. & SUBSIDIARIES
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA


CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------

For the Six Months Ended June 30,                                     2000                1999
-----------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES



Net Loss                                                       $ (876,955)          $ (10,794)

ADJUSTMENTS TO RECONCILE NET LOSS TO
  NET CASH FLOWS FROM OPERATING ACTIVITIES:
Amortization and Depreciation                                     566,409
                                                                                             --
CHANGES IN ASSETS AND LIABILITIES:
Accounts Receivable                                              (193,066)                   --
Deposit Received                                                   80,000                    --

Other Receivables                                                 (34,122)                   --


Inventory                                                        (350,066)
                                                                                             --
Prepaid Expenses and Deposits                                     (31,726)                   --

Accounts Payable and Other Current Liabilities                     41,261               8,516

Other                                                                 405                   --
-----------------------------------------------------------------------------------------------

NET CASH FLOWS FROM OPERATING ACTIVITIES                         (797,860)
                                                                                       (2,278)
-----------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of Property and Equipment                               (950,552)


                                                                                        --

Acquisition of Elite Visions                                      (22,000)              --
Acquisition of Muller AI                                         (131,290)              --


Investments                                                       (10,000)              --
-----------------------------------------------------------------------------------------------

NET CASH FLOWS FROM INVESTING ACTIVITIES                       (1,113,842)
                                                                                        --
-----------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Convertible
     Preferred Stock                                            6,500,000               --

Proceeds from Issuance of Preferred Stock                          20,000               --

Repayment of Mortgage
                                                                     (213)              --
Repayment of Note Payable                                        (900,000)
                                                                                        --
-----------------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                        5,619,787
                                                                                        --
-----------------------------------------------------------------------------------------------

Net Increase (Decrease) in Cash and Cash Equivalents            3,708,085             (2,278)

Cash and Cash Equivalents - Beginning of Period                   201,160             (2,278)

-----------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - END OF YEAR                       $ 3,909,245          $    --
-----------------------------------------------------------------------------------------------






    The accompanying notes are an integral part of this financial statement.


                          See Accountants Review Report

STRUTHERS, INC. & SUBSIDIARIES
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA



STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
----------------------------------------------------------------------------------------------


For the Six Months Ended June 30,                                                    2000
----------------------------------------------------------------------------------------------




Issuance of Stock in Connection with Acquisition of Legred Susidiary              $ 1,000,000
----------------------------------------------------------------------------------------------


Issuance of Stock to Employees - Previously Granted Shares                             50,000
----------------------------------------------------------------------------------------------


Acquisition of Assets- Elite Visions, LLC
         Assets Purchased                                                           1,910,860
         Liabilities Assumed                                                          243,585
----------------------------------------------------------------------------------------------
                                                                                    2,154,445
Less: Liabilities Assumed                                                            (243,585)
Less: Purchase Price Financed via Future Stock Issuance                            (1,888,860)
----------------------------------------------------------------------------------------------

CASH PAID                                                                              22,000
----------------------------------------------------------------------------------------------


Acquisition of Assets-  Muller A.I., LLC
         Assets Purchased                                                             231,290
         Liabilities Assumed                                                           21,567
----------------------------------------------------------------------------------------------
                                                                                      252,857
Less: Liabilities Assumed                                                             (21,567)
Less: Purchase Price Financed via Future Stock Issuance                              (100,000)
----------------------------------------------------------------------------------------------

CASH PAID                                                                             131,290
----------------------------------------------------------------------------------------------

Acquisition of Property and Equipment via Mortgage                                     40,000
----------------------------------------------------------------------------------------------









    The accompanying notes are an integral part of this financial statement.


                          See Accountants Review Report

STRUTHERS, INC. AND SUBSIDIARIES
(A NEVADA CORPORATION)
CHARLESTON, SOUTH CAROLINA


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE A -   BASIS OF PRESENTATION
           The condensed consolidated financial statements of Struthers, Inc. and Subsidiaries (the "Company") included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Certain information and footnote disclosures normally included in financial statements prepared in conjunction with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate so that the information presented is not misleading. These condensed financial statements should be read in conjunction with the annual audited financial statements and the notes thereto included in the Company's Form 10 Registration Statement, and other reports filed with the SEC.

                  The accompanying unaudited interim financial statements reflect all adjustments of a normal and recurring nature which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year as a whole. Factors that affect the comparability of financial data from year to year and for comparable interim periods include the acquisition of additional subsidiaries, and general and administrative costs required to meet SEC reporting obligations. Certain financial information that is not required for interim financial reporting purposes has been omitted.

NOTE B -   PRINCIPLES OF CONSOLIDATION
           The consolidated financial statements include the accounts of the Company and its subsidiaries, Legred Struthers Genetics, Inc., Elite Visions, Inc., and Muller A.I., Inc. All significant intercompany balances and transactions have been eliminated in consolidation.


NOTE C -   STOCK PAYABLE - BRENT LEGRED
           The Company would have to issue approximately 4,082,000 shares of common stock using the trading price of $.49 as of June 30, 2000 in order to settle the outstanding obligation to Brent Legred.

LEGRED GENETICS, INC.
(A MINNESOTA CORPORATION)
AND BRENT LEGRED
(A SOLE PROPRIETOR)
BRICELYN, MINNESOTA


TABLE OF CONTENTS
--------------------------------------------------------------------------------



Independent Auditors' Report                                                F-31

Combined Balance Sheets at November 1, 1999 and December 31, 1998           F-32

Combined Statements of Changes in Stockholder's /Owner's Equity for the Ten
  Months Ended November 1, 1999 and the Year Ended
  December 31, 1998                                                         F-33

Combined Statements of Operations for the Ten Months Ended
  November 1, 1999 and the Year Ended December 31,1998                      F-34

Combined Statements of Cash Flows for the Ten Months Ended
  December 31, 1999 and the Year Ended December 31,1998                     F-35

Notes to the Combined Financial Statements                          F-36 to F-38

                  INDEPENDENT AUDITORS' REPORT


To the Stockholder of
Legred Genetics,Inc. and
The Proprietor, Brent Legred
Bricelyn, Minnesota


         We have audited the accompanying combined balance sheets of Legred Genetics, Inc. (A Minnesota Corporation) and Brent Legred (A Sole Proprietor) as of November 1, 1999 and December 31, 1998 and the related combined statements of changes in stockholder's/owner's equity, operations and cash flows for the ten months ended November 1, 1999 and the year ended December 31, 1998. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Legred Genetics, Inc. and Brent Legred as of November 1, 1999 and December 31, 1998 and the combined results of their operations and their cash flows for the ten months ended November 1, 1999 and the year ended December 31, 1998, in conformity with generally accepted accounting principles.










Rotenberg & Company, LLP
Rochester, New York
  March 17, 2000

LEGRED GENETICS, INC.
(A MINNESOTA CORPORATION)
AND BRENT LEGRED
(A SOLE PROPRIETOR)
BRICELYN, MINNESOTA


COMBINED BALANCE SHEETS
---------------------------------------------------------------------------------------------------
                                                                      NOVEMBER 1,      DECEMBER 31,
                                                                        1999              1998
---------------------------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS


Cash and Cash Equivalents                                                $    -          $  19,497
Accounts Receivable                                                           -             19,253
Due From Stockholder                                                      4,334              4,363
---------------------------------------------------------------------------------------------------


TOTAL CURRENT ASSETS                                                      4,334             43,113

PROPERTY AND EQUIPMENT - NET OF ACCUMULATED DEPRECIATION                202,762            258,143
---------------------------------------------------------------------------------------------------


TOTAL ASSETS                                                         $  207,096         $  301,256
---------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDER'S/OWNER'S EQUITY

CURRENT LIABILITIES
Accounts Payable                                                         20,475             12,156
Note Payable                                                             52,650            275,000
Accrued Expenses                                                              --            11,500
---------------------------------------------------------------------------------------------------

TOTAL CURRENT LIABILITIES                                                73,125            298,656


STOCKHOLDER'S/OWNER'S EQUITY
Common Stock - No Par; 1,000 Shares Authorized;
1000 Shares Issued and Outstanding                                        1,000              1,000
Additional Paid-in Capital                                              422,901            132,201
Retained Earnings (Deficit)                                           (289,930)          (130,601)
---------------------------------------------------------------------------------------------------

TOTAL STOCKHOLDER'S/OWNER'S EQUITY                                      133,971               2,600
---------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDER'S/OWNER'S EQUITY                    $ 207,096         $  301,256
---------------------------------------------------------------------------------------------------







    The accompanying notes are an integral part of this financial statement.

LEGRED GENETICS, INC.
(A MINNESOTA CORPORATION)
AND BRENT LEGRED
(A SOLE PROPRIETOR)
BRICELYN, MINNESOTA






COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER'S/OWNER'S EQUITY (DEFICIT)
------------------------------------------------------------------------------------------------------------------
For The Year Ended December 31, 1998 and
the Ten Months Ended November 1, 1999                                                                    Total
                                                                                       Additional    Stockholder's
                                                       Common         Retained          Paid-in        /Owner's
                                                        Stock         Earnings          Capital    Equity (Deficit)
------------------------------------------------------------------------------------------------------------------



BALANCE - JANUARY 1, 1997                             $ 1,000       $ (19,248)              $  -       $ (18,248)

Capital Contributions                                       -                -          132,201          132,201

Net Loss                                                    -        (111,353)            -             (111,353)
------------------------------------------------------------------------------------------------------------------

BALANCE - DECEMBER 31, 1998                             1,000        (130,601)           132,201            2,600

Capital Contributions                                       -                -           290,700          290,700

Net Loss                                                    -        (159,329)                 -        (159,329)

------------------------------------------------------------------------------------------------------------------

BALANCE - NOVEMBER 1, 1999                           $  1,000       $(289,930)          $422,901         $133,971
------------------------------------------------------------------------------------------------------------------







    The accompanying notes are an integral part of this financial statement.

LEGRED GENETICS, INC.
(A MINNESOTA CORPORATION)
AND BRENT LEGRED
(A SOLE PROPRIETOR)
BRICELYN, MINNESOTA


COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
                                                  TEN MONTHS           YEAR
                                                     ENDED             ENDED
                                                  NOVEMBER, 1      DECEMBER, 31
                                                     1999              1998
--------------------------------------------------------------------------------



SALES                                                $936,001       $1,432,029
Other Income                                            9,660           15,255
-------------------------------------------------------------------------------
TOTAL REVENUE                                         945,661        1,447,284

Cost of Goods Sold                                    728,851        1,051,973
-------------------------------------------------------------------------------

Gross Profit                                          216,810          395,311
-------------------------------------------------------------------------------

EXPENSES
Marketing And Advertising                              31,367           60,328
General and Administrative                            253,306          384,003
Depreciation                                           55,381           50,129
Interest                                               29,765           11,500
-------------------------------------------------------------------------------

TOTAL EXPENSES                                        369,819          505,960
-------------------------------------------------------------------------------

LOSS BEFORE PROVISION FOR INCOME TAXES              (153,009)        (110,649)

Provision for Income Taxes                              6,320              704
-------------------------------------------------------------------------------

NET LOSS                                          $ (159,329)      $ (111,353)
-------------------------------------------------------------------------------







    The accompanying notes are an integral part of this financial statement.

LEGRED GENETICS, INC.
(A MINNESOTA CORPORATION)
AND BRENT LEGRED
(A SOLE PROPRIETOR)
BRICELYN, MINNESOTA


COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------------
                                                         TEN MONTHS          YEAR
                                                            ENDED            ENDED
                                                         NOVEMBER, 1      DECEMBER,31
                                                            1999             1998
--------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES


Net Loss                                               $ (159,329)      $ (111,353)
Adjustments to Reconcile Net Loss to
Net Cash Flows From Operating Activities:
Depreciation                                               55,381           50,129
Changes in Assets and Liabilities:
Accounts Receivable                                        19,253          (19,253)
Accounts Payable                                            8,319           (6,092)
Accrued Expenses                                          (11,500)          11,500
------------------------------------------------------------------------------------


NET CASH FLOWS FROM OPERATING ACTIVITIES                  (87,876)         (75,069)
------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment                             --         (308,272)
------------------------------------------------------------------------------------

NET CASH FLOWS FROM INVESTING ACTIVITIES                       --         (308,272)

------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
Capital Contributions                                     290,700          132,201
Repayment of Debt                                        (222,350)            --
Proceeds from Notes Payable                                   --           275,000
Due from Stockholder                                           29           (4,363)
------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                   68,379          402,838
------------------------------------------------------------------------------------

Net Increase (Decrease) in Cash and Cash Equivalents      (19,497)          19,497

Cash and Cash Equivalents - Beginning                      19,497              --
------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS - ENDING                        $    --        $  19,397
------------------------------------------------------------------------------------








    The accompanying notes are an integral part of this financial statement.

LEGRED GENETICS, INC.
(A MINNESOTA CORPORATION)
AND BRENT LEGRED
(A SOLE PROPRIETOR)
BRICELYN, MINNESOTA


NOTES TO THE COMBINED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


NOTE A -   THE COMPANIES
           Legred Genetics, Inc. was incorporated in the state of Minnesota in 1996 and is primarily engaged in the business of raising livestock for sale and genetically implanting embryos into livestock for procreation. Brent Legred is primarily engaged in raising livestock for production and for sale in the market place. Mr. Legred is a sole proprietor and has been in operation since 1991.

           On November 2, 1999, the Companies entered into an agreement with Struthers, Inc. and Legred Struthers Genetics, Inc., pursuant to which the Companies sold all of their tangible and intangible assets; including livestock, machinery and equipment, and Legred's rights under agreements with third parties (including one with Norsvin International AS, an international developer and distributor of porcine genetic materials and technology). Pursuant to the agreement Struthers is to pay Legred the sum of $1 million in cash and $4 million worth of common shares of Struthers, which the final number of shares will be determined by the market value of the Company's shares from time to time. Struthers was obligated and subsequently did build a boar stud unit and operating laboratory, the cost of which was approximately $450,000. In anticipation of the execution of the agreements in connection with this acquisition, the Company formed a wholly owned subsidiary, which was incorporated in the State of Nevada on October 21, 1999, called Legred Struthers Genetics, Inc. All of the assets sold pursuant to this acquisition were transferred into the subsidiary.

NOTE B - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES NATURE OF OPERATIONS
           The Company is an agricultural producer principally involved in the breeding and delivery of swine and swine genetics using advanced reproductive techniques throughout the industry. The Company sells primarily to producers in North America. The Company disseminates its genetics through the sale of live animals in the form of gilts, barrows, and boars; semen sales from boar studs; and embryo sales using our non-surgical "Embryo Transfer System".

           The Company maintains its corporate offices and operates its Boar stud facility in Bricelyn, Minnesota.

           PRINCIPLES OF COMBINATION
           The combined financial statements include the accounts of Legred Genetics, Inc. and Brent Legred, a sole proprietor. The entities have been combined due to their common ownership. All significant inter-company balances and transactions have been eliminated in the combination.

           SEGMENT DATA, GEOGRAPHIC INFORMATION AND SIGNIFICANT CUSTOMER The Company, through Legred Genetics, Inc., does business primarily in North America. The Company also has an agreement with Norsvin, AS (A Norwegian Company) to sell its product line. The agreement provides for royalties of 4% to be paid to Norsvin on all sales of its product line. The duration of the agreement is for an indefinite period, but can be terminated by either party upon twelve months written notice. Sales under this agreement represented 29% and 15% of total sales for the ten months ended November 1, 1999 and the year ended December 31, 1998, respectively.

                                                                   - continued -

LEGRED GENETICS, INC.
(A MINNESOTA CORPORATION)
AND BRENT LEGRED
(A SOLE PROPRIETOR)
BRICELYN, MINNESOTA


NOTES TO THE COMBINED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


NOTE B -   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                                     - CONTINUED

           CONCENTRATIONS OF CREDIT RISK
           Financial instruments that potentially expose the Company to significant concentrations of credit risk consist principally of bank deposits, temporary investments and accounts receivable. Cash is placed primarily in high quality short-term interest bearing financial instruments and may periodically exceed federally insured amounts. The Company performs ongoing credit evaluations of its customers' financial condition. An allowance for uncollectible accounts receivable is maintained based upon the expected collectibility of all accounts receivable.

           USE OF ESTIMATES
           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results can differ from those estimates.

           CASH AND CASH EQUIVALENTS
           Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

           PROPERTY AND EQUIPMENT
           Property and equipment are stated at cost. Breeding animals are carried at purchase costs or inventory transfer amounts equal to the lower of accumulated animals maintenance costs or market. Renewals and improvements are capitalized. Costs of maintenance and repairs that do not improve or extend asset lives are charged to expense. Depreciation is provided on the straight-line basis over the estimated productive useful lives of the assets as follows:

                   Buildings and Improvements                 10 Years
                   Machinery and Equipment                     7 Years
                   Breeding Herds                              3 Years
                   Vehicles                                    5 Years
                   Office Furniture and Fixtures               5 Years

           LONG-LIVED ASSETS
           Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. The Company evaluates any possible impairment of long-lived assets using discounted future cash flows. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

           INVENTORY
           The Company expenses the cost of growing pigs as a charge to operations when incurred.

                                                                   - continued -

LEGRED GENETICS, INC.
(A MINNESOTA CORPORATION)
AND BRENT LEGRED
(A SOLE PROPRIETOR)
BRICELYN, MINNESOTA


NOTES TO THE COMBINED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------


NOTE B -   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                                     - CONTINUED

           INCOME TAXES
           Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. No income taxes for the sole proprietorship have been recorded in the financial statements as they are the sole responsibility of the owner.

NOTE C -   PROPERTY AND EQUIPMENT
           Property and equipment consisted of the following at November 1, 1999 and December 31, 1998:

           -------------------------------------------------------------------
                                                          1999           1998
           -------------------------------------------------------------------

           Buildings and Improvements               $  185,144     $  185,144
           Machinery and Equipment                     156,594        156,594
           Breeding Herds                            2,074,892      1,933,769
           Vehicles                                     24,426         24,426
           -------------------------------------------------------------------
                                                    $2,441,056     $2,299,933
           Less:  Accumulated Depreciation           2,238,294      2,041,790
           -------------------------------------------------------------------

           Net Property and Equipment                $ 202,762      $ 258,143
           -------------------------------------------------------------------



           Depreciation expense charged against operations for the ten months ended November 1, 1999 and the year ended December 31, amounted to $56,381 and $50,129, respectively.

NOTE D -   NOTE PAYABLE
           The Company have available two lines of credit with a maximum borrowing base of $2,000,000. The lines bear interest at the rates of 9.5% and 10% per annum and are secured by the general assets of the company.

NOTE E -   PROVISION FOR TAXES

           The provision for income taxes is attributable to for the ten months ended November 1, 1999 and the year ended December 31, 1998:

           ------------------------------------------------------------------
                                                              1999      1998
           ------------------------------------------------------------------


           Loss Before Provision for Income Taxes        $(153,009) $(110,649)

           ------------------------------------------------------------------

           State Income Tax                                $ 1,898    $  704
           ------------------------------------------------------------------

           Federal Income Taxes                            $ 4,422     $  --
           ------------------------------------------------------------------

ELITE VISIONS, LLC
WAUKON, IOWA


TABLE OF CONTENTS

--------------------------------------------------------------------------------



Independent Auditors' Report                                                F-45

Balance Sheets at May 31, 2000 and December 31, 1999 and 1998               F-46

Statements of Changes in Members' Equity for the Five Months Ended May 31, 2000
  and for the Years Ended December 31, 1999 and 1998                        F-47

Statements of Operations for the Five Months Ended May 31, 2000 and for the
  Years Ended December 31, 1999 and 1998                                    F-48

Statements of Cash Flows for the Five Months Ended May 31, 2000 and
  For the Years Ended December 31, 1999 and 1998.                           F-49


Notes to the Financial Statements                                    F-50 - F-52

INDEPENDENT AUDITORS' REPORT


To the Members of
Elite Visions, LLC
Waukon, Iowa


           We have audited the accompanying balance sheets of Elite Visions, LLC as of May 31, 2000 and December 31, 1999 and 1998 and the related statements of changes in Members' Equity, operations and cash flows for the five months ended May 31, 2000 and for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elite Visions, LLC as of May 31, 2000 and December 31, 1999 and 1998 and the results of its operations and its cash flows for the five months ended May 31, 2000 and for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles. The financial statements were restated to give effect to the application of SOP 98-5 to write-off unamortized organization costs as of December 31, 1999.











Rotenberg & Company, LLP
Rochester, New York
  October 13, 2000

   (Except Note G, dated November 17, 2000)

ELITE VISIONS, LLC
WAUKON, IOWA


BALANCE SHEETS

-----------------------------------------------------------------------------------------------------------------

                                                           (Restated)        (Restated)


                                                              MAY 31,       December 31,        December 31,
                                                               2000             1999                1998

-----------------------------------------------------------------------------------------------------------------


ASSETS

CURRENT ASSETS

Cash and Cash Equivalents                                           $ --           $   3,515           $  57,072
Stock Commitments                                                     --                  --               4,000
Accounts Receivable                                               11,743              15,682              13,181
Inventory                                                         26,336              23,970              26,169

-----------------------------------------------------------------------------------------------------------------


TOTAL CURRENT ASSETS                                              38,079              43,167             100,422

PROPERTY AND EQUIPMENT - NET OF ACCUMULATED DEPRECIATION         201,692             210,275             225,816

OTHER ASSETS

Patents- Net of Accumulated Amortization                         166,288             172,544             200,309
Organization Costs- Net of Accumulated Amortization                --               --               1,992


-----------------------------------------------------------------------------------------------------------------



TOTAL ASSETS                                                    $406,059          $  425,986          $  528,539


-----------------------------------------------------------------------------------------------------------------


LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES
Line of Credit                                                   $50,000           $  50,000           $  84,000
Accounts Payable                                                   4,117              20,318              31,680
Accrued Expenses                                                   8,020               9,833              15,883
Notes Payable - Due Within One Year                               10,912                  --                  --

-----------------------------------------------------------------------------------------------------------------


TOTAL CURRENT LIABILITIES                                         73,049              80,151             131,563

OTHER LIABILITIES
Notes Payable - Due After One Year                               174,653             189,451             199,301
Director Fees Payable                                                 --               4,400               4,400

-----------------------------------------------------------------------------------------------------------------


TOTAL LIABILITIES                                                247,702             274,002             335,264

-----------------------------------------------------------------------------------------------------------------


MEMBERS' CAPITAL

Capital                                                          601,852             563,671             481,400
Retained Earnings (Deficit)                                    (443,495)           (411.687)           (288,125)


-----------------------------------------------------------------------------------------------------------------



TOTAL MEMBERS' CAPITAL                                           158,357             151,984             193,275


-----------------------------------------------------------------------------------------------------------------



TOTAL LIABILITIES AND MEMBERS' CAPITAL                          $406,059          $  425,986          $  528,539


-----------------------------------------------------------------------------------------------------------------


ELITE VISIONS, LLC
WAUKON, IOWA


STATEMENTS OF MEMBERS' EQUITY

-----------------------------------------------------------------------------------------------------------------

                                                     (Restated)        (Restated)


For the Five Months Ended May 31, 2000 and the       MAY 31,               DECEMBER 31,            DECEMBER 31,
Years Ended December 31, 1999 and 1998                2000                    1999                      1998
                                               MEMBERS'    RETAINED    MEMBERS'    RETAINED    MEMBERS'    RETAINED
                                               CAPITAL     EARNINGS    CAPITAL     EARNINGS    CAPITAL     EARNINGS
                                                           (DEFICIT)               (DEFICIT)               (DEFICIT)

--------------------------------------------------------------------------------------------------------------------




BALANCE - BEGINNING OF PERIOD                  $563,671   $(411,687)  $481,400  $ (288,125)   $538,755    $  57,355
Contributions (withdrawals), net                 38,181                 82,271                 (57,355)
Net Loss                                                    (31,808)              (123,562)                (345,480)


--------------------------------------------------------------------------------------------------------------------



BALANCE - END OF PERIOD                        $601,852   $(443,495)  $563,671  $ (411,687)   $481,400    $ (288,125)


-----------------------------------------------------------------------------------------------------------------


ELITE VISIONS, LLC
WAUKON, IOWA


STATEMENTS OF OPERATIONS

-----------------------------------------------------------------------------------------------------------------

                                                     (Reststed)        (Restated)


For the Five Months Ended May 31, 2000 and the            MAY 31,          December 31,         December 31,
Years Ended December 31, 1999 and 1998                      2000               1999                 1998

----------------------------------------------------------------------------------------------------------------


REVENUES

Sales                                                     $   389           $  100,563            $  31,819
Contracted Services                                            --                   --               15,196
Training Fees                                                 800               28,580               12,086
Interest Income                                                --                2,498                5,573
Rent Income                                                 2,250                4,050                5,450
Other Income                                               13,896                3,318               17,866

------------------------------------------------------------------------------------------------------------


TOTAL REVENUES                                             17,335              139,009               87,990

Cost of Sales                                               5,094               70,162               33,913

------------------------------------------------------------------------------------------------------------


GROSS PROFIT                                               12,241               68,847               54,077

EXPENSES

Advertising                                                    70                  866               10,133
Amortization                                                7,260               17,007                2,880
Depreciation                                                6,024               17,060               16,195
General and Administrative                                 22,634               87,776              267,459
Payroll                                                        --               55,417               81,452
Interest                                                    8,061               14,283               21,438


------------------------------------------------------------------------------------------------------------



TOTAL EXPENSES                                             44,049              192,409              399,557


------------------------------------------------------------------------------------------------------------


NET LOSS                                               $ (32,068)          $ (122,185)          $ (345,480)

------------------------------------------------------------------------------------------------------------


ELITE VISIONS, LLC
WAUKON, IOWA


STATEMENTS OF CASH FLOWS

----------------------------------------------------------------------------------------------------------------

                                                     (Reststed)        (Restated)


For the Five Months Ended May 31, 2000 and the            MAY 31,         December 31,         December 31,
Years Ended December 31, 1999 and 1998                     2000               1999                 1998

----------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES


Net Loss                                                    $ (31,808)         $ (123,562)          $ (345,480)


ADJUSTMENTS:

Depreciation                                                     6,024              17,060               16,195
Amortization                                                     7,260              17,007                2,880
Accounts Receivable                                              3,939             (2,501)             (13,181)
Inventory                                                      (2,366)               2,199             (26,169)
Stock Commitments                                                   --               4,000              (4,000)
Accounts Payable                                              (16,201)            (11,362)               31,680
Accrued Expenses                                               (6,213)             (6,050)               15,883

Other                                                          (1,004)

----------------------------------------------------------------------------------------------------------------


NET CASH FLOWS FROM OPERATING ACTIVITIES                      (40,369)           (103,209)            (322,192)

----------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM INVESTING ACTIVITIES
Organization Costs                                                  --                  --              (1,992)
Patent                                                              --              12,135            (203,189)
Purchase of Property and Equipment                                  --               (904)            (242,011)
Proceeds from Sale of Property and Equipment                     2,559                  --                   --

----------------------------------------------------------------------------------------------------------------


NET CASH FLOWS FROM INVESTING ACTIVITIES                         2,559              11,231            (447,192)

----------------------------------------------------------------------------------------------------------------


CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds (Repayment) from Debt                                 (3,886)            (59,850)              287,701
Capital Contributions                                           38,181              98,271              538,755

----------------------------------------------------------------------------------------------------------------


NET CASH FLOWS FROM FINANCING ACTIVITIES                        34,295              38,421              826,456

----------------------------------------------------------------------------------------------------------------


Net Increase (Decrease) in Cash and Cash Equivalents           (3,515)            (53,557)               57,072

Cash and Cash Equivalents - Beginning of Year                    3,515              57,072                   --

----------------------------------------------------------------------------------------------------------------


CASH AND CASH EQUIVALENTS - END OF YEAR                          $  --           $   3,515            $  57,072

----------------------------------------------------------------------------------------------------------------

ELITE VISIONS, LLC
WAUKON, IOWA


NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



NOTE A -     THE COMPANY
             The Company was formed in Iowa on January 15, 1997. On June 1, 2000 the Company sold a significant portion of its assets to Struthers, Inc. and Subsidiaries, Charleston, South Carolina. In this transaction, the Company sold all of its inventory, property and equipment, patents including the rights to the Gourley Scope trademark in exchange for cash and common stock of Struthers, Inc. The Company's principal operations are located in Waukon, Iowa.

             SCOPE OF BUSINESS
             The Company's objective is to be a leading developer and manufacturer of instrumentation for artificial insemination in animals. It has successfully developed a state of the art device which is commercially manufactured in Iowa.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES METHOD OF ACCOUNTING The Company maintains its books and prepares its financial statements on the accrual basis of accounting.

             REVENUE RECOGNITION
             Sales of equipment are recognized when the product is shipped and invoiced to the customer. Fees earned from training are recognized upon completion of the training.

             USE OF ESTIMATES
             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results can differ from those estimates.

             CONCENTRATIONS OF CREDIT RISK
             Financial instruments that potentially expose the Company to significant concentrations of credit risk consist principally of bank deposits. Cash is placed primarily with high quality AAA rated financial institutions.

             CASH AND CASH EQUIVALENTS
             Cash and cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

             INVENTORY
             Inventory consists of artificial insemination equipment and is stated at the lower of cost or market on the first in first out method.

             PATENTS
             Patents are carried at cost and are amortized using the straight-line method over the estimated useful life of 15 years from the date of issuance of the patent.

                                                                - continued -

ELITE VISIONS, LLC
WAUKON, IOWA


NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



NOTE B -     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

             ORGANIZATION COSTS

             Organization costs were being amortized over 60 months. The balance was written off as of December 31, 1999 in accordance with SOP 98-5.


             INCOME TAXES
             The Company is organized as a limited liability company under the provisions of the Internal Revenue Code. No provision for Federal or state income tax is recorded in the financial statements as the Company has elected to be taxed as a partnership and as such income taxes are the responsibilities of the individual members for Federal tax purposes.

NOTE C -     PROPERTY AND EQUIPMENT
             Property and equipment consists of furniture, fixtures and equipment located in Waukon, Iowa. Property and equipment are stated at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives as follows:

                  Building                        39 Years
                  Lab Equipment                    5 Years
                  Furniture and Fixtures           5 Years
                  Office Equipment             3 - 5 Years

             Maintenance and repairs are charged to expense. The cost of property and equipment retired or otherwise disposed of and the related accumulated depreciation are removed from the accounts.

NOTE D -     PROPERTY, PLANT AND EQUIPMENT
             Property, plant and equipment consisted of the following:




             ------------------------------------ ------------- ---------------------- --------------------

                                                      MAY 31,       December 31,    December 31,
                                                   ------------     ------------    ------------
                                                       2000            1999             1998

             ------------------------------------


             Land                                     $ 15,000        $ 15,000       $ 15,000

             ------------------------------------

             Building                                  181,085         181,085        181,085

             ------------------------------------

             Lab Equipment                              14,170          14,170         12,943

             ------------------------------------

             Furniture and Fixtures                     13,396          15,955         15,955

             ------------------------------------

             Office Equipment                           27,783          27,783         27,492

             ------------------------------------ ------------- --------------- --------------

                                                     $ 251,434       $ 253,993      $ 252,475

             ------------------------------------

             Less:  Accumulated Depreciation            49,742          43,718         26,659

             ------------------------------------ ------------- --------------- --------------

             Net Property, Plant and Equipment       $ 201,692       $ 210,275      $ 225,816

             ------------------------------------ ------------- --------------- --------------




             Depreciation expense for the five months ended May 31, 2000 and for the years ended December 31, 1999 and 1998 was $6,024, $17,060 and $16,195, respectively.

ELITE VISIONS, LLC
WAUKON, IOWA


NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



NOTE E -     LINE OF CREDIT
             The Company had available an unsecured line of credit in the amount of $50,000 bearing interest at the prime rate plus 3%. The amount outstanding on the line on May 31, 2000 and December 31, 1999 and 1998 was $50,000. The line of credit was paid in full in June 2000.

NOTE F -     NOTES PAYABLE


             -------------------------------------------------------------------

                 MAY 31,            December 31,          December 31,
             -------------          ------------          ------------
                2000                   1999                   1998

             -------------- ----------------------- --------------------


             Note payable to Allamakee County requiring monthly principal and interest payments of $587.45. The note was for a 7 year term and bears interest at 6% per annum. This note was paid in full in August, 2000.
              $ 25,471                $ 27,264             $ 32,109


             -------------------------------------------------------------------

             Note payable to Upper Explorer Land requiring monthly principal and interest payments of $1,150.70. The note was for a 5 year term and bears interest at 7.33% per annum. The note was paid in full in June, 2000.
                113,092                 114,910              119,915


             -------------------------------------------------------------------

             Note payable to the State of Iowa requiring quarterly payments of $3,713.82. The note is for a 5 year term and bears interest at 8.5% per annum. This note is secured by inventory, equipment and fixtures.
                 47,002                  47,277               47,277


           ----------------------------------

           Total                                 $ 185,565  $ 189,451  $ 199,301

           ----------------------------------

           Less:  Amount Due Within One Year      10,912        - 0 -      - 0 -

           ----------------------------------

           Amount Due After One Year           $ 174,653    $ 189,451  $ 199,301

           ------------------------------------------------ ---------- ---------



             Annual maturities of debt for the five years succeeding May 31, 2000 are as follows:
                 2001       2002        2003         2004       2005     Total

            ---------- ---------- ----------- ------------ ---------- ----------

             $ 10,912   $ 12,169    $ 13,237     $ 10,684     $- 0 -  $ 47,002

            ---------- ---------- ----------- ------------ ---------- ----------



             Interest expense for the five months ended May 31, 2000 and years ended December 31, 1999 and 1998 was $8,061, $14,283 and $21,438,
             respectively.



Note G - Restatement

The financial statements have been restated to give effect to the application of SOP 98-5 to write-off unamortized organization costs as of December 31, 1999. The effect of the restatement was immaterial.

EXHIBIT NO.                         DESCRIPTION
                                    -----------

3.1  *Articles of Incorporation of Latitude Network Inc.

3.2  *Amended Articles of Incorporation of Latitude Network, Inc.

3.3  *Amended Articles of Incorporation of Orbis Development, Inc.

3.4  *Amended Articles of Incorporation of Struthers, Inc.

3.5 *Certificate of Correction of Amended Articles of Incorporation of Struthers, Inc.

3.6  *Amended Articles of Incorporation of Struthers, Inc.

3.7  *By-Laws of Struthers, Inc.

4    See Exhibit 3.4, 3.5, 3.6 filed herewith for rights of security holders.

9    *Voting Trust Agreement

10.1 *Agreement dated November 2, 1999 among Struthers, Inc., Legred Genetics, Inc., Legred Genetics, and Brent Legred (with exhibits).

10.2 *Assignment and Assumption of Lease between Struthers, Inc. and Legred Struthers Genetics, Inc.

10.3 *Employment Agreement with Douglas W. Beatty.

10.4 *Employment Agreement with Rhett Seabrook.

10.5 *Employment Agreement with Bertram K. Remley.

10.6 *Employment Agreement with Brent Legred.

21.1 *Articles of Incorporation of Legred Struthers Genetics, Inc., a subsidiary of Registrant.

21.2 *Amended Articles of Incorporation of Legred Struthers Genetics, Inc.

21.3 *Articles of Incorporation of Elite Visions, Inc.

21.4 *Articles of Incorporation of Muller A. I., Inc.

27.0 Financial Data Schedule

*Previously filed.